UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material under §240.14a-12

ACORDA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACORDA THERAPEUTICS, INC.
15 Skyline Drive, Hawthorne, New York 10532

April 26, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Acorda Therapeutics, Inc., which will be held at the Westchester Marriott, 670 White Plains Road, Tarrytown, New York 10591, commencing at 10:00 a.m., local time, on June 6, 2012.

We are proceeding under the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. We believe that this electronic proxy process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On or about April 27, 2012 we will commence sending a Notice of Annual Meeting and Internet Availability to our stockholders along with instructions on how to access our 2012 Proxy Statement and Annual Report and authorize a proxy to vote your shares online. The Annual Report is not to be regarded as proxy solicitation material.

Matters to be considered and voted on at the 2012 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you cannot attend the Annual Meeting in person, please authorize a proxy over the Internet or by telephone as described in the enclosed materials so that your shares will be represented at the Annual Meeting. If you receive a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to meeting you on June 6, 2012 and discussing with you the business of our company.

Sincerely,

Ron Cohen, M.D.
President and Chief Executive Officer

ACORDA THERAPEUTICS, INC.

15 Skyline Drive, Hawthorne, New York 10532

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m., local time, on June 6, 2012
Place:	Westchester Marriott, 670 White Plains Road, Tarrytown, NY 10591
Items of Business:	(1)	To elect two Class I directors for a term expiring on the date of our 2015 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
	(2)	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2012.
	(3)	An advisory vote to approve named executive officer compensation.
	(4)	To consider such other business as may properly come before the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”).
Adjournments and Postponements:
Any action on the items of business described above may be considered at the 2012 Annual Meeting at the time and on the date specified above or at any time and date to which the 2012 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a stockholder of Acorda Therapeutics as of the close of business on April 9, 2012.
Meeting Admission:
You are entitled to attend the 2012 Annual Meeting only if you were an Acorda Therapeutics stockholder as of the close of business on the record date or hold a valid proxy for the 2012 Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement dated prior to April 9, 2012, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2012 Annual Meeting.

Voting:
Your vote is very important. Whether or not you plan to attend the 2012 Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. If you received your proxy materials electronically, you may submit your proxy over the internet or by telephone by following the instructions provided in the Notice of Annual Meeting and Internet Availability. If you receive your proxy materials by mail, you may submit your proxy by completing, signing, dating and returning your proxy card or voting instructions card in the pre-addressed envelope provided. For specific instructions on how to vote, please refer to the “Questions and Answers” section beginning on page 1 of the Proxy Statement.

By the Order of the Board of Directors

Jane Wasman Chief, Strategic Development, General Counsel and Corporate Secretary

April 26, 2012

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2012 ANNUAL MEETING OF STOCKHOLDERS	1
PROPOSAL ONE: ELECTION OF DIRECTORS	6
Recommendation of the Board of Directors	7
Nominees Standing for Election for the Term Expiring in 2015—Class I Directors	7
Directors Whose Terms Expire 2013—Class II Directors	8
Directors Whose Terms Expire in 2014—Class III Directors	9
Board Leadership Structure	9
Risk Oversight	10
Director Independence	10
Attendance at Board, Committee and Stockholder Meetings	10
Committees of the Board of Directors	10
Director Qualifications and Director Nomination Process	12
Stockholder Communication with the Board of Directors	13
Board and Committee Fees	13
2011 Non-Employee Director Compensation	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
INFORMATION CONCERNING EXECUTIVE OFFICERS	18
COMPENSATION COMMITTEE REPORT	20
COMPENSATION DISCUSSION AND ANALYSIS	20
Compensation Philosophy and Objectives	20
Setting Executive Compensation	20
Elements of Compensation	21
Tax and Accounting Considerations	26
EXECUTIVE COMPENSATION	26
2011 Summary Compensation Table	26
Stock Option Information for the Year Ended December 31, 2011	27
2011 Grants of Plan-Based Awards Table	27
Outstanding Equity Awards at December 31, 2011	28
2011 Option Exercises and Stock Vested	29
Executive Employment Agreements	29
Executive Officer Severance Agreements	31
Potential Payments Upon Termination or Change in Control	35
Other Compensation	36
Compensation and Risk	36
Compensation Committee Interlocks and Insider Participation	36
Section 16(a) Beneficial Ownership Reporting Compliance	36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36

i

AUDIT COMMITTEE REPORT	37
PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS	37
Ratification of Appointment of Ernst & Young LLP	37
Recommendation of the Board of Directors	38
Dismissal of KPMG	38
Audit and Non-Audit Fees	38
Pre-approval Policies and Procedures	39
PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	39
Recommendation of the Board of Directors	39
OTHER BUSINESS	39
ADDITIONAL INFORMATION	40
Securities Authorized for Issuance under Equity Compensation Plans	40
Householding	40
Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders	41
Annual Report	41
Code of Ethics	41

ii

ACORDA THERAPEUTICS, INC.
PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2012

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving these materials?

A:
The Board of Directors (the “Board”) of Acorda Therapeutics, Inc., a Delaware corporation (which may be referred to in this proxy statement as “we,” “us,” “our,” the “Company” or “Acorda Therapeutics”), is providing these proxy materials to you in connection with our 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”), which will take place on June 6, 2012. As a stockholder on the Record Date (as defined below), you are invited to attend the 2012 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the “Proxy Statement”).

Q:	How do I request a paper copy of this Proxy Statement if I have not received one?

A:
As permitted by the Securities and Exchange Commission (the “SEC”), we are delivering our Proxy Statement and Annual Report via the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. The Notice of Annual Meeting and Internet Availability contains instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote your shares online or by telephone. If you wish to request a printed or e-mail copy of the Proxy Statement and Annual Report, you should follow the instructions included in the Notice of Annual Meeting and Internet Availability.

Q:	What information is contained in this Proxy Statement?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the 2012 Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company’s common stock, and certain other required information.

Q:	What items of business will be voted on at the 2012 Annual Meeting?

A:	The items of business scheduled to be voted on at the 2012 Annual Meeting are:

•	The election of two Class I directors for a term expiring on the date of our 2015 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.

•	The ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2012 (the “2012 Fiscal Year”).

•	An advisory vote to approve named executive officer compensation, referred to as a “say-on-pay” vote.

We will also consider other business that properly comes before the 2012 Annual Meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you:

•	Vote your shares “FOR” the nominees to the Board.

•	Vote your shares “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2012 Fiscal Year.

•	Vote your shares “FOR” the approval of our named executive officer compensation on the advisory say-on-pay vote.

Q:	Who is entitled to vote at the 2012 Annual Meeting?

A:	Only stockholders of record at the close of business on April 9, 2012 are entitled to vote at the 2012 Annual Meeting. We refer to this date as our “Record Date.”

You may vote all shares of Acorda Therapeutics common stock you own as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

On the Record Date, we had 40,075,936 shares of common stock issued and outstanding.

Q:	What are the voting rights of the Company’s holders of common stock?

A:	Each outstanding share of the Company’s common stock owned as of the Record Date will be entitled to one vote on each matter considered at the meeting.

Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A:
Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record

If your shares are registered directly in your name, or as a joint holder, with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the stockholder of record, and either written proxy materials or a Notice of Annual Meeting and Internet Availability was sent to you directly by Acorda Therapeutics. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2012 Annual Meeting.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Annual Meeting and Internet Availability, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2012 Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2012 Annual Meeting. Your broker, trustee or nominee has enclosed or has previously provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the 2012 Annual Meeting?

A:
You are entitled to attend the 2012 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2012 Annual Meeting. You should be prepared to present photo identification for admittance. A list of stockholders eligible to vote at the 2012 Annual Meeting will be available for inspection at the 2012 Annual Meeting and for a period of ten days prior to the 2012 Annual Meeting, during regular business hours, at our principal executive office, which is located at 15 Skyline Drive, Hawthorne, New York 10532.

If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated prior to April 9, 2012, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2012 Annual Meeting.

The 2012 Annual Meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:30 a.m., local time, and you should allow ample time for the check-in procedures.

Even if you plan to attend the 2012 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2012 Annual Meeting.

Q:	How can I vote?

A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2012 Annual Meeting.

Internet:  By accessing the Internet at www.proxyvote.com and following the instructions on the proxy card.

Telephone:  By calling toll-free 1 (800) 690-6903 and following the instructions on the proxy card.

Mail:  If you receive your proxy materials by mail, by signing, dating, and mailing the enclosed proxy card.

If you authorize a proxy to vote your shares over the Internet, you should not return your proxy card. The Notice of Annual Meeting and Internet Availability is not a proxy card or ballot.

Q:	How are my votes cast when I return a proxy card?

A:
When you properly authorize a proxy over the Internet, by telephone or by signing a written proxy, you appoint Dr. Ron Cohen, our President and Chief Executive Officer, and Jane Wasman, our Chief, Strategic Development,  General Counsel and Corporate Secretary, as your representatives at the 2012 Annual Meeting. Either Dr. Cohen or Ms. Wasman will vote your shares at the 2012 Annual Meeting as you have instructed them in the proxy. Dr. Cohen and Ms. Wasman are also entitled to appoint substitutes to act on their behalf.

Q:	Can I change my vote?

A:
Yes. You may change your vote at any time prior to the vote at the 2012 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a properly authorized new proxy with a later date by mail, telephone or over the Internet (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2012 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than June 5, 2012. Attendance at the 2012 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the 2012 Annual Meeting and voting in person.

Q:	Who can help answer my questions?

A:
If you have any questions about the 2012 Annual Meeting or how to vote or revoke your proxy, you should contact our investor relations department at (914) 347-4300. You may also contact them if you need additional copies of this Proxy Statement or voting materials.

Q:	Is my vote confidential?

A:
Proxies, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated by Broadridge Financial Solutions, Inc. (“Broadridge”) and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Acorda Therapeutics or to third parties, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

Q:	How many shares must be present or represented to conduct business at the 2012 Annual Meeting?

A:
The quorum requirement for holding the 2012 Annual Meeting and transacting business is that holders of a majority of shares of Acorda Therapeutics’ common stock entitled to vote must be present in person or represented by proxy at the 2012 Annual Meeting. Both abstentions and broker non-votes, which are explained below under “what is a broker non vote?”, are counted for the purpose of determining the presence of a quorum.

Q:	What if a quorum is not present at the 2012 Annual Meeting?

A:
If a quorum is not present or represented at the 2012 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2012 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for more than 30 days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:	What vote is required to approve each of the proposals and how are votes counted?

A:
In the election of the directors, you may vote “FOR ALL” nominees, you may “WITHHOLD ALL” authority to vote for the nominees or you may vote “FOR ALL EXCEPT” which allows you to withhold the authority to vote with respect to a particular nominee.  A properly executed proxy marked “FOR ALL EXCEPT” will not be voted with respect to the nominee that you indicate, although it will be counted for purposes of determining whether there is a quorum.  The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2012 Annual Meeting is required to elect the two nominees to the Board. Accordingly, the nominees receiving the highest number of “FOR” votes at the 2012 Annual Meeting will be elected as directors. However, in 2011 we amended our Bylaws to incorporate a majority voting standard in uncontested elections of directors.  This is an uncontested election of directors because the number of director nominees does not exceed the number of directors to be elected.  As further described below under Proposal One, a director who is elected by a plurality vote in an uncontested election but who receives a greater number of “WITHHELD” votes than “FOR” votes must tender his or her resignation to the Board, which will consider whether to accept the resignation.  Abstentions and broker-non-votes are not considered votes “FOR” any candidate or as a “WITHHELD” vote and therefore will not affect on the outcome of this proposal.

For the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2012 Fiscal Year, and for the advisory say-on-pay vote to approve our named executive officer compensation, you may vote “FOR” or “AGAINST” these proposals or you may “ABSTAIN” from the vote.  The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the 2012 Annual Meeting is required for approval of these matters.  Because abstentions and broker-non-votes are not considered votes “FOR” or “AGAINST” a proposal, they will have no effect on the outcome of these proposals.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are specified, your shares will be voted in accordance with the recommendations of the Board as described above under “How does the Board recommend that I vote?” with respect to the three proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matters that properly come before the 2012 Annual Meeting.

Q:	What is a broker non-vote?

A:
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters.  The ratification of the appointment of the Company’s independent auditors is a matter considered routine under applicable rules, and your broker is allowed to vote your shares on your behalf in its discretion without instructions from you.  Non-routine matters include the election of directors and the advisory say-on-pay vote.  Accordingly, if you hold your shares in street name and you want your shares voted on these matters, it is critical that you provide voting instructions to your broker.  We encourage you to provide voting instructions to the organization that holds your shares in order to minimize the number of broker non-votes.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and they are also not considered affirmative or negative votes on any proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the 2012 Annual Meeting, assuming that a quorum is obtained.

Q:           What happens if a nominee is unable to stand for election?

A:
If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Dr. Cohen and Ms. Wasman, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:	What happens if additional matters are presented at the 2012 Annual Meeting?

A:
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2012 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Dr. Cohen and Ms. Wasman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2012 Annual Meeting.

Q:	Who will serve as inspector of elections?

A:	Broadridge will tabulate votes and a representative of Broadridge will act as inspector of elections.

Q:	What does it mean if I receive more than one Notice of Annual Meeting and Internet Availability and/or set of written proxy materials?

A:
If you receive more than one Notice of Annual Meeting and Internet Availability, or more than one set of written proxy materials, it means your shares are not all registered in the same way (for example, some are registered in your name and others are registered jointly with a spouse) and are in more than one account. In order to ensure that you vote all of the shares that you are entitled to vote, you should authorize a proxy to vote all proxy cards to which you are provided access.

Q:	Who will bear the cost of soliciting votes for the 2012 Annual Meeting?

A:
Acorda Therapeutics is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to stockholders.

Q:	Where can I find the voting results of the 2012 Annual Meeting?

A:	We intend to announce preliminary voting results at the 2012 Annual Meeting and after the meeting we will publish final results in a Current Report on Form 8-K.

Q:	What if I have questions for Acorda Therapeutics’ transfer agent?

A:
Please contact our transfer agent, at the phone number or address listed below, if you are a registered stockholder and have questions concerning stock certificates, transfers or ownership or other matters pertaining to your stock account.

Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016
Telephone: (908) 497-2300

Q:	What is the deadline for submitting proposals for inclusion in Acorda Therapeutics’ proxy statement for the 2013 Annual Meeting of Stockholders?

A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2013 Annual Meeting of Stockholders, by submitting their proposals to us no later than the 120th day prior to the anniversary of the date of these proxy materials, December 27, 2012. Any proposal so submitted must comply with the rules of the Securities and Exchange Commission.

For more information on how to submit proposals, see the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” at the end of this Proxy Statement. You may contact the Corporate Secretary of Acorda Therapeutics, at our principal executive office, for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals.

Q:
What is the deadline for submitting proposals to be presented on the floor of the 2013 Annual Meeting of Stockholders and not in Acorda Therapeutics’ proxy statement or to nominate individuals to serve as directors?

A:
Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 15 Skyline Drive, Hawthorne, New York 10532, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal on or after February 6, 2013 and prior to March 8, 2013, unless the date of the 2013 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of the 2012 Annual Meeting.

For more information on how to submit proposals, see the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” at the end of this Proxy Statement. You may contact the Corporate Secretary of Acorda Therapeutics, at our principal executive office, for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board currently consists of eight members and is divided into three classes. Each class holds office for a term of three years. These classes currently consist of authorized members in each of Classes I, II and III, whose terms expire at the 2012, 2013 and 2014 Annual Meetings, respectively.

This year’s nominees for director, Barry Greene and Ian Smith, have been nominated by the Board for a term of three years expiring on the date of our 2015 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified.  Mr. Greene and Mr. Smith are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named above.

If either of those candidates should become unavailable for election, the shares represented by the proxies solicited for the 2012 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Mr. Greene or Mr. Smith will not be a candidate for director at the 2012 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted “FOR” the election of Mr. Greene and Mr. Smith.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2012 Annual Meeting.  However, in 2011 we amended our Bylaws to incorporate a majority voting standard in uncontested elections of directors.  This is an uncontested election of directors because the number of nominees does not exceed the number of directors to be elected.  Under our amended Bylaws, in the case of uncontested elections, a nominee who is elected but receives a greater number of “WITHHELD” votes than “FOR” votes will be required to tender his or her resignation following certification of the stockholder vote.  Promptly thereafter, the Nominations & Governance Committee of the Board will consider the resignation and range of possible responses and make a recommendation to the Board, which will then act on the recommendation within 90 days after the certification of the stockholder vote.  Nominees who tender their resignation will not be permitted to participate in the Nominations & Governance Committee or Board discussions regarding the stockholder vote or the resignation.  We will disclose the Board’s decision-making process and decision regarding whether to accept the nominee’s resignation (and the reasons for rejecting a resignation, if applicable) in a Current Report on Form 8-K, promptly following such decision.

Certain information concerning the nominees and those directors whose terms of office will continue following the 2012 Annual Meeting is set forth below.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL ONE.

The following table sets forth information as of April 26, 2012 with respect to our directors and nominees for election at the 2012 Annual Meeting.

Name	Age	Position(s)
Ron Cohen, M.D.	56	President, Chief Executive Officer, and Director
Barry Greene (1)	48	Director and Nominee
Peder K. Jensen, M.D. (3)	57	Director
John P. Kelley (3)(4)	58	Director
Sandra Panem, Ph.D. (1)(4)	65	Director
Lorin J. Randall (2)(3)(4)	68	Director
Steven M. Rauscher (1)(2)	58	Director
Ian Smith (2)	46	Director and Nominee
__________________________

(1)	Member of our Compliance Committee.

(2)	Member of our Audit Committee.

(3)	Member of our Compensation Committee.

(4)	Member of our Nominations and Governance Committee.

Nominees Standing for Election for the Term Expiring 2015—Class I Directors

Barry Greene has been a member of our Board since January 2007. Mr. Greene currently serves as President and Chief Operating Officer of Alnylam Pharmaceuticals, Inc. Mr. Greene joined Alnylam in September 2003, bringing over 15 years of experience in the healthcare industry and in consulting. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc., where he led the company’s global strategy and execution for its oncology business, including strategic business direction and execution, culminating in the successful approval and launch of VELCADE (bortezomib) in mid-2003. Prior to joining Millennium in February 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com. Prior to Mediconsult.com, Mr. Greene’s past experiences included being Vice President of Marketing and Customer Services for AstraZeneca (formerly AstraMerck); Vice President Strategic Integration with responsibility for the AstraZeneca North American post-merger integration; and, partner of Andersen Consulting, responsible for the pharmaceutical/biotechnology marketing and sales practice. Mr. Greene currently is a member of the boards of directors of Regulus Therapeutics, LLC and Intercept Pharmaceuticals, Inc.. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and serves as a Senior Scholar at Duke University, Fuqua School of Business.  Mr. Greene brings to our Board extensive experience in the healthcare industry as well as practical experience guiding new drugs through the commercialization process. Based on his management and operational experience and expertise in the pharmaceutical industry, Mr. Greene serves as the Chair of our Compliance Committee and oversees the non-financial governance and risk management processes of the Company.

Ian Smith has been a member of our Board since February 2007. Mr. Smith currently serves as Executive Vice President and Chief Financial Officer of Vertex Pharmaceuticals, Inc., a position he has held since February 2006. From November 2003 to February 2006, he was Senior Vice President and Chief Financial Officer, and from October 2001 to November 2003, he served as Vice President and Chief Financial Officer, at Vertex. From 1999 to 2001, Mr. Smith served as a partner in the Life Science and Technology Practice Group of Ernst & Young LLP. Mr. Smith initially joined Ernst & Young’s U.K. firm in 1987, and then joined its Boston office in 1995. Mr. Smith currently is a member of the boards of directors of Infinity Pharmaceuticals, Inc. and TolerRx Inc. In addition, within the last five years, he previously served on the boards of directors of Predix Pharmaceuticals, Inc. and Epix Pharmaceuticals, Inc. Mr. Smith holds a B.A. in accounting and finance from Manchester Metropolitan University, U.K., is a member of the American Institute of Certified Public Accountants and is a Chartered Accountant of England and Wales. Mr. Smith has extensive global financial and accounting experience and possesses an understanding of financial matters and the preparation and analysis of financial statements. The Board has determined that Mr. Smith qualifies as an audit committee financial expert.  Based on his extensive financial experience, Mr. Smith serves as Chair of our Audit Committee.

Directors Whose Terms Expire in 2013—Class II Directors

Peder K. Jensen, M.D., has been a member of our Board of Directors since April 2011.  Dr. Jensen is currently president of Bay Way Consultants, LLC, a consulting firm founded by Dr. Jensen in 2010 that advises pharmaceutical and biotechnology companies.  Dr. Jensen’s experience includes over 20 years with Schering-Plough Corporation, a global pharmaceutical company, and then Merck & Co., Inc. after the merger of Schering-Plough with Merck in 2009.  During his tenure at Schering-Plough/Merck, Dr. Jensen held a number of global senior research and development positions, including Vice President Clinical Research, SPRI, Executive Vice President Worldwide Drug Development, SPRI, and most recently Corporate Senior Vice President, and General Manager, R&D for Japan and Asia/Pacific from 2006 to 2010.  Dr. Jensen has more than 24 years of global drug development experience across a variety of therapeutic areas, including neurology, cardiovascular, anti-infective, oncology and immunology.  Over the course of his career, Dr. Jensen has been responsible for more than 40 new drug approvals worldwide, including in the U.S., Europe and Japan.  Dr. Jensen also currently serves on the boards of directors of BioCryst Pharmaceuticals, Inc. and FivePrime Therapeutics.  Dr. Jensen received his M.D. from the University of Copenhagen.  Dr. Jensen’s extensive global pharmaceutical experience, combined with his specific knowledge in developing new and innovative medical treatments in many different therapeutic areas, including neurology, makes him well positioned to provide advice and guidance to Acorda on its research and development programs.

John P. Kelley has been a member of our Board of Directors since December 2008. Mr. Kelley is currently President, Chief Executive Officer, and a director of Phyxius Pharma, Inc., a privately-held development stage pharmaceutical company co-founded by Mr. Kelley in 2011 focused on developing products for use in acute care settings.  Mr. Kelley was the President and Chief Operating Officer of The Medicines Company, a pharmaceutical company providing acute care hospital products worldwide, from 2004 to 2009. He also served on The Medicines Company’s board of directors from 2005 to 2009. From 2000 to 2004, Mr. Kelley held a series of positions at Aventis, a global pharmaceutical company, including Senior Vice President, Global Marketing and Medical, where he was accountable for worldwide brand management. Prior to the formation of Aventis, he held a series of positions at Hoechst Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals, including, from 1998-1999, Vice President, Commercial Director, U.S. and, from 1995 to 1998, Vice President of Marketing. Within the last five years, Mr. Kelley previously served on the board of directors of The Medicines Company.  Mr. Kelley received a B.A. from Wilkes University and an M.B.A. from Rockhurst University.  Mr. Kelley’s extensive knowledge of the pharmaceutical industry as well as his operations and marketing experience make him well-positioned to provide advice and guidance to Acorda at this stage of the Company’s development.

Sandra Panem, Ph.D., has been a member of our Board since 1998. She is currently a partner at Cross Atlantic Partners, which she joined in 2000. From 1994 to 1999, Dr. Panem was President of Vector Fund Management, the then asset management affiliate of Vector Securities International. Prior thereto, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Previously, she was Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem was also a Science and Public Policy Fellow in economic studies at the Brookings Institution, and an Assistant Professor of Pathology at the University of Chicago. She received a B.S. in biochemistry and a Ph.D. in microbiology from the University of Chicago. Dr. Panem currently serves on the boards of directors of Labcyte, Inc., GenomeQuest, Inc., and MDx Medical, Inc. In addition, within the last five years, Dr. Panem previously served on the board of directors of Martek Biosciences Corp.  Dr. Panem’s experience investing in life sciences companies, and her long-standing relationship with the Company as a Board representative of one of its earliest investors, provides historical perspective on Acorda Therapeutics and the life sciences industry.  Based on her broad industry and corporate experience, Dr. Panem serves as Chair of our Nominations and Governance Committee.

Directors Whose Terms Expire in 2014—Class III Directors

Ron Cohen, M.D., has served as our President and Chief Executive Officer since he founded the Company in 1995. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen currently serves on the board of directors of Dyax Corp.  Dr. Cohen previously was a Director and Chairman of the New York Biotechnology Association. He currently serves as a member of the Executive Committee and as the Chairman of the Emerging Company Section of the board of the Biotechnology Industry Organization (BIO).  He also serves as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010 Dr. Cohen was named NeuroInvestment’s CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.”  In 2010, Dr. Cohen was recognized by the New York Biotechnology Association as the NYBA "The Cure Starts Here" Business Leader of the Year. Dr. Cohen is the principal strategist in the Company’s commitment to being a fully-integrated biopharmaceutical company that is a leading innovator in neurology.  His extensive knowledge of the Company and its history provides our Board with valuable perspectives to advance Acorda Therapeutics’ business and the interests of our stockholders.

Lorin J. Randall has been a member of our Board since January 2006. Mr. Randall, a financial consultant, was Senior Vice President and Chief Financial Officer of Eximias Pharmaceutical Corporation, a development--stage drug development company, from 2004 to 2006. From 2002 to 2004, Mr. Randall served as Senior Vice President and Chief Financial Officer of i-STAT Corporation, a publicly-traded manufacturer of medical diagnostic devices that was acquired by Abbott Laboratories in 2004. From 1995 to 2001, Mr. Randall was Vice President and Chief Financial Officer of CFM Technologies, Inc., a publicly-traded manufacturer of semiconductor manufacturing equipment. Mr. Randall previously served on the board of Quad Systems Corporation, a publicly-traded manufacturer of electronics manufacturing equipment where he served as Chairman of the Audit Committee. He currently serves on the boards of directors of Athersys, Inc., Nanosphere, Inc., and Tengion Inc.. In addition, within the last five years, he previously served on the boards of directors of Opexa Therapeutics, Inc. and MotoLogic, Inc. Mr. Randall received a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Northeastern University. As a former Chief Financial Officer of a number of publicly-traded companies, Mr. Randall possesses financial acumen acquired through working experience, including an understanding of financial matters and the preparation and analysis of financial statements. The Board has determined that Mr. Randall qualifies as an audit committee financial expert.  Based on his public company and broad corporate experience, Mr. Randall serves as Chair of our Compensation Committee.

Steven M. Rauscher has served on our Board since March 2005.  He is Founder & Principal of BioPharm Physicians, LLC, a company formed in 2010 to provide consulting services to physicians and companies in the biopharmaceutical industry.  Previously, he was President and Chief Executive Officer of Oscient Pharmaceuticals Corporation, a commercial stage biopharmaceutical company, from 2000 to 2009. He joined Oscient in 2000 having served as a member of the Board of Directors since 1993. Previously, Mr. Rauscher was Chief Executive Officer of AmericasDoctor, a company providing clinical research services to the pharmaceutical industry. Prior to AmericasDoctor, he held a number of leadership positions at Abbott Laboratories, including Vice President of Corporate Licensing, Vice President of Business Development, International Division and Vice President of Sales, U.S. Pharmaceuticals. Within the last five years, Mr. Rauscher previously served on the board of directors of Oscient Pharmaceuticals Corporation. Mr. Rauscher received a B.S. from Indiana University and an M.B.A. from the University of Chicago.  Having served as a Chief Executive Officer of a commercial stage biopharmaceutical company as well as in other executive roles in a variety of companies in our industry, Mr. Rauscher brings to our Board leadership skills and expertise in managing the challenges of a biopharmaceutical company.  The Board has determined that Mr. Rauscher qualifies as an audit committee financial expert.

Board Leadership Structure

The Board has not appointed any director to the position of Chair of the Board nor has it appointed a lead independent director.  However, Dr. Cohen, who is the President and Chief Executive Officer of the Company, serves as the acting chair at Board meetings and is expected to serve as the chair at the Annual Meeting. For the reasons discussed below, the Board of Directors believes this is the most appropriate leadership structure for our Company as it continues to grow as a fully-integrated biopharmaceutical company and as we execute our strategy to become a leading neurology company focused on the identification, development and commercialization of novel therapies that improve neurological function in people with disorders of the nervous system.

Dr. Cohen’s role in chairing the meetings of the Board allows the Board to act efficiently and effectively to best serve the interests of the Company’s stockholders and the Company as a whole. The Board believes that Dr. Cohen, in his capacity as President and Chief Executive Officer, serves as an effective bridge between the Board and management, providing the Board with a thorough understanding of the Company and its business and fostering an open dialogue between the Board and senior management. In addition, the Board believes that Dr. Cohen has been able to provide the Company with leadership for executing strategic initiatives and meeting challenges.

The Board does not believe at this time that the Company’s leadership structure would be enhanced appreciably by appointing a Chairman of the Board or by calling upon a director other than Dr. Cohen to act as the chair of its meetings. The Board follows sound corporate governance practices to ensure its independence and effective functioning. Most importantly, except for Dr. Cohen, the Board is composed entirely of directors deemed to be “independent.” The independent directors meet in a scheduled executive session without Dr. Cohen present at every regular meeting of the Board. In addition, each of the Board’s committees is composed entirely of independent directors, which means that oversight of critical issues such as the integrity of the Company’s financial statements, chief executive officer and senior management compensation, and Board evaluation and selection of directors is entrusted to independent directors. In addition to the Audit, Compensation and Nominations and Governance Committees, the Board has established a Compliance Committee, also consisting only of independent directors, which assists the Board in overseeing the legal and regulatory aspects of our business.

The Board intends to review its leadership structure from time to time to determine whether circumstances recommend a change in such structure.

Risk Oversight

The Board of Directors is generally responsible for overseeing management of the various operational, financial, and legal risks faced by the Company. Particular risk management matters are brought to the Board by management in connection with the Board’s general oversight and approval of corporate matters. Our Board administers its risk oversight function as a whole and through its Board Committees. For example, the Audit Committee regularly discusses with management our major financial risk exposures, their potential financial impact on our Company and our risk mitigation strategies and participates in regular reviews of our process to assess and manage enterprise risk management. In addition, our Compliance Committee works closely with senior management to review and oversee our compliance with non-financial legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products. The individual Board committees report to the full Board, including when a matter rises to the level of a material risk. The Company’s management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the strategic, financial, operational, compliance and reporting levels. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Director Independence

The Board has determined that Mr. Greene, Dr. Jensen, Mr. Kelley, Dr. Panem, Mr. Randall, Mr. Rauscher and Mr. Smith are “Independent Directors” as defined in Rule 5605(a)(2) of the NASDAQ listing rules.

Attendance at Board, Committee and Stockholder Meetings

Our Board met five times during 2011 excluding committee meetings. All of the directors attended at least 75% of all Board meetings and meetings of the committees on which they serve. Although we have no formal policy with respect to director attendance at our annual meetings of stockholders, we encourage our directors to attend.  All of our directors except Mr. Smith and Mr. Randall attended our 2011 Annual Meeting.

Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee, a Nominations and Governance Committee and a Compliance Committee, each of which is comprised solely of Independent Directors. Also, each member of the Audit Committee meets the independence requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and SEC Rule 10A-3 promulgated thereunder.  The following lists the members of each committee as well as the primary responsibilities of each committee.

Audit Committee and Audit Committee Financial Experts

Our Audit Committee currently consists of three members: Mr. Smith (Chair), Mr. Randall and Mr. Rauscher. Mr. Smith, Mr. Randall and Mr. Rauscher all qualify as an “audit committee financial expert” as that term is defined in Item 407(d) of U.S. Securities and Exchange Commission Regulation S-K.  The designation of members of our Audit Committee as "audit committee financial experts" does not impose on those members any duties, obligations, or liabilities that are greater than are generally imposed on them as members of the Audit Committee and our Board, and does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or our Board.

Our Audit Committee is responsible for:

•	approving and retaining the independent auditors to conduct the annual audit of our books and records;

•	reviewing the proposed scope and results of the audit;

•	reviewing and pre-approving the independent auditors’ audit and non-audit services rendered;

•	approving the audit fees to be paid;

•	reviewing accounting and financial controls with the independent auditors and our financial and accounting staff;

•	reviewing and approving transactions between us and our directors, officers and affiliates;

•	recognizing and addressing potential prohibited non-audit services;

•	establishing procedures for complaints received by us regarding accounting and financial-related matters; and

•	overseeing internal audit functions when implemented.

All audit services and non-audit services to be provided to us by our independent auditor must be approved in advance by our Audit Committee. Ernst & Young LLP currently serves as our independent auditor. Our Board has adopted a written charter for the Audit Committee that is available on our website, www.acorda.com under “Investors—Corporate Profile—Corporate Governance—Committee Charters.” The Audit Committee met seven times (including a joint meeting with the Compensation Committee) in 2011.

Compensation Committee

Our Compensation Committee consists of three members: Mr. Randall (Chair), Mr. Kelley and Dr. Jensen. Our Compensation Committee is responsible for:

•
reviewing, approving and (where appropriate) recommending for the approval of the full Board the compensation arrangements for executives, including the compensation for our president and chief executive officer;

•
establishing and reviewing general compensation policies, including our benefit programs, with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	administering our stock incentive plan and annual cash bonus program; and

•	reviewing and making recommendations to the full Board regarding director compensation.

Our Board has adopted a written charter for the Compensation Committee that is available on our website, www.acorda.com under “Investors—Corporate Profile—Corporate Governance—Committee Charters.”  The Compensation Committee met six times (including a joint meeting with the Audit Committee) in 2011.

Nominations and Governance Committee

Our Nominations and Governance Committee consists of three members: Dr. Panem (Chair), Mr. Kelley and Mr. Randall. The Nominations and Governance Committee is responsible for:

•      identifying potential candidates to serve on our Board;

•	overseeing an annual evaluation of the Board;

•	evaluating the composition, size, structure and practices of the Board and monitoring the independence of Board members and the overall Board composition; and

•	considering and making recommendations to the Board relating to the practices, policies and performance of the Board and corporate governance.

Our Board has adopted a written charter for the Nominations and Governance Committee that is available on our website, www.acorda.com under “Investors—Corporate Profile—Corporate Governance—Committee Charters.” The Nominations and Governance Committee met three times in 2011.

Compliance Committee

Our Compliance Committee consists of three members: Mr. Greene (Chair), Dr. Panem and Mr. Rauscher. The Compliance Committee is responsible for overseeing our compliance with non-financial legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products. Our Board has adopted a written charter for the Compliance Committee that is available on our website, www.acorda.com under “Investors—Corporate Profile—Corporate Governance—Committee Charters.” The Compliance Committee met four times in 2011.

Director Qualifications and Director Nomination Process

Qualifications for Director Candidates

The Nominations and Governance Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations and Governance Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skill sets relevant to the issues we face or are likely to face at the time of nomination. As a result, the priorities and emphasis of the Nominations and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of our Board. At the same time, the Nominations and Governance Committee and the Board strongly believe that we benefit from diversity in age, skills, background and experience.  While the Nominations and Governance Committee and the Board have not adopted a formal diversity policy with regard to the selection of director candidates, diversity is one of the factors that the Committee considers in identifying director candidates. As part of this process, the Nominations and Governance Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise. We seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, health care, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. In addition, there are certain general attributes that the Nominations and Governance Committee and the Board believe all prospective director candidates must possess in order to be recommended to the Board, including:

•	a commitment to professional integrity and ethics;

•	demonstrated leadership ability and the ability to exercise sound business judgment;

•	independence from conflict or direct economic relationship with the Company; and

•	a willingness to devote the required amount of time to attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

Other than the foregoing, there are no stated minimum criteria for director candidates. The Nominations and Governance Committee will ensure that at all times, at least a majority of the members of our Board meet the definition of “Independent Director” under the NASDAQ listing rules and that director candidates also meet the specific requirements set forth in the NASDAQ listing rules and in the rules of the SEC regarding membership on committees of the Board.

In considering re-nomination criteria, the Nominations and Governance Committee reviews each director’s past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director’s qualifications and skills are consistent with the Company’s current needs and whether the director is willing to continue in service. If any member of our Board does not wish to continue in service or if our Board decides not to nominate a member for re-election, the Nominations and Governance Committee will identify the skills and experience desired in a new director candidate.

Identification and Evaluation of Director Candidates

The Nominations and Governance Committee uses a variety of methods for identifying director candidates. The Nominations and Governance Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations and Governance Committee for such candidates. The Nominations and Governance Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, the Nominations and Governance Committee will also consider candidates recommended by stockholders.

The Nominations and Governance Committee regularly assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified by the Nominations and Governance Committee as a potential director candidate, the Nominations and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board’s own knowledge of the prospective director candidate, and whether the prospective director candidate could satisfy the minimum criteria established by the Nominations and Governance Committee. The Nominations and Governance Committee then decides whether to do a comprehensive evaluation of a prospective director candidate, which includes one or more interviews with the candidate. In addition, the Nominations and Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. After completing its evaluation, the Nominations and Governance Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers and designates its nominees.

Stockholder Recommendations of Director Candidates

The Nominations and Governance Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders. The Nominations and Governance Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Bylaws and described in this Proxy Statement in the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations and Governance Committee in the same manner as the Nominations and Governance Committee’s nominees.

Stockholder Communication with the Board of Directors

Stockholders may communicate with the Board by sending a letter to the Acorda Therapeutics Board of Directors c/o Corporate Secretary, 15 Skyline Drive, Hawthorne, New York 10532. The Corporate Secretary will receive and review all correspondence and forward it to the President and Chief Executive Officer, the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

Board and Committee Fees

Our outside director compensation policy includes two components: (i) a cash component consisting of a base retainer for services as a director and additional cash retainers for service as a chair or a member of a committee, and (ii) an equity component consisting of an initial stock option grant and annual stock option grants.  In 2010, our Compensation Committee engaged Arnosti Consulting Inc., an outside compensation consulting firm, to review our director compensation policy.  Based on this review and input from Jane Wasman, our Chief, Strategic Development, General Counsel and Corporate Secretary, the Compensation Committee recommended to our Board of Directors, and our Board of Directors approved, changes in the cash component of the policy.

The amount of each cash retainer payable under the outside director compensation policy, as updated in June 2010, is set forth in the table below. In addition, each person who becomes an outside director receives an initial stock option grant for 25,000 shares of our common stock. Individuals who became directors prior to August 2007 received an initial stock option to purchase a number of shares of our common stock equal to two times the annual total cash retainers payable to such individual divided by the exercise price. All directors receive an annual stock option grant for 10,000 shares of our common stock, which is granted on the date of the annual meeting of stockholders in each year. In the case of any director who is not first elected to our Board at an annual meeting of stockholders, that director’s first annual stock option grant will be awarded on the first anniversary of his or her election to the Board, and the amount of the first annual award will be prorated based on the period of time between the grant date of the annual award and the date of the next annual stockholder meeting. All options vest over a one-year period in equal quarterly installments, have a term of ten years and will have an exercise price equal to the fair market value of our common stock on the date of grant (equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant).

Directors are also reimbursed for appropriate expenses related to their service on our board of directors. Upon an outside director’s termination of membership on our Board, all vested stock options remain exercisable for 12 months, or such longer period as the board of directors may determine in its discretion, to the extent consistent with Internal Revenue Code Section 409A.

The cash and equity components of our compensation policy for outside directors are set forth below.

Position	Annual Cash Retainer	Initial Option Grant	Annual Option Grant
Base Fee	$40,000	25,000 shares	10,000 shares
Lead Director/Chair	45,000	—	—
Audit Committee Chair	15,000	—	—
Compensation Committee Chair	12,000	—	—
Compliance Committee Chair	12,000	—	—
Nominations and Governance Committee Chair	10,000	—	—
Audit Committee Member	10,000	—	—
Compensation Committee Member	7,000	—	—
Compliance Committee Member	7,000	—	—
Nominations and Governance Committee Member	6,000	—	—

Under our director compensation policy, the Board also reviews and determines, based on the recommendation of the Compensation Committee, what, if any, compensation shall be paid for chairs and members of active ad hoc committees not listed above, based upon the expected efforts and contributions of those members.

2011 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)(1)
Barry Greene (2)(6)	$64,000	$171,750	$235,750
Peder K. Jensen, M.D.(4)(6)	44,591	384,583	429,174
John P. Kelley (4)(5)(6)	60,000	171,750	231,750
Sandra Panem, Ph.D. (2)(5)(7)	57,000	171,750	228,750
Lorin J. Randall (3)(4)(5)	68,000	171,750	239,750
Steven M. Rauscher (2)(3)	57,000	171,750	228,750
Ian Smith (3)(6)	62,000	171,750	233,750
Wise Young, Ph.D., M.D. (8)	10,000	—	10,000
__________________________

(1)
The method and assumptions used to calculate the value of the options granted to our directors are discussed in note 6 to our financial statements. The aggregate number of shares of our common stock subject to option awards outstanding and held by these individuals at December 31, 2011 was as follows: Mr. Greene, 53,740 shares; Mr. Jensen, 25,000; Mr. Kelley, 55,000 shares; Dr. Panem, 52,569 shares; Mr. Randall, 61,686 shares; Mr. Rauscher, 53,784 shares; Mr. Smith, 53,231 shares; and Dr. Young, 41,086 shares.

(2)	Member of our Compliance Committee.

(3)	Member of our Audit Committee.

(4)	Member of our Compensation Committee.

(5)	Member of our Nominations and Governance Committee.

(6)
Member of an Ad Hoc Business Development Committee of the Board of Directors.  During 2012, the members of this Committee will be paid the following amounts (not reflected in the table above) as retroactive remuneration for membership on this Committee in 2011: $12,000 to Mr. Greene; $7,000 to Mr. Jensen; $7,000 to Mr. Kelley; and $7,000 to Mr. Smith.

(7)	$14,250 of Dr. Panem’s 2011 cash compensation was paid to CAP Advisory Services, LLC.

(8)	Dr. Young resigned from the Board of Directors effective April 19, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 15, 2012, with respect to the beneficial ownership of our common stock by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address for each person or entity named below is c/o Acorda Therapeutics, Inc., 15 Skyline Drive, Hawthorne, New York 10532.

Beneficial ownership is determined on the basis of the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 15, 2012 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 40,031,360 shares of common stock outstanding on March 15, 2012.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
BlackRock, Inc. (1)	5,586,959	14.0%
FMR LLC (2)	4,382,949	10.9%
UBS AG (3)	3,894,016	9.7%
Larry N. Feinberg (4)	3,370,930	8.4%

Executive Officers and Directors
Ron Cohen, M.D. (5)	1,164,359	2.9%
David Lawrence, M.B.A. (6)	237,628	*
Andrew R. Blight, Ph.D. (7)	379,964	*
Jane Wasman, J.D.(8)	330,922	*
Lauren M. Sabella (9)	75,495	*
Enrique J. Carrazana, M.D. (10)	34,618	*
Barry Greene (11)	51,240	*
John P. Kelley (12)	52,500	*
Peder K. Jensen, M.D. (13)	25,000	*
Sandra Panem, Ph.D.(14)	52,981	*
Lorin J. Randall (15)	59,186	*
Steven Rauscher (16)	51,284	*
Ian Smith (17)	50,731	*
Thomas C. Wessel, M.D., Ph.D.(18)	51,275	*
All directors and executive officers as a group (14 persons)	2,617,183	6.2%
__________________________

*	Less than 1%.

(1)
Based on an amendment to a Schedule 13G filed with the SEC on January 10, 2012, by BlackRock, Inc., BlackRock, Inc. owns and has sole voting and dispositive power over 5,586,959 shares of common stock. The address of principal business office for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(2)	Based on an amendment to a Schedule 13G filed with the SEC on February 14, 2012 (the “Fidelity 13G”), by FMR LLC (“FMR”), Edward C. Johnson 3d, and Fidelity Management & Research

Company (“Fidelity”), FMR owns 4,382,949 shares of Acorda common stock. According to the Fidelity 13G, Fidelity, a wholly-owned subsidiary of FMR, is the beneficial owner of 4,382,820 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Fidelity Funds”). Mr. Johnson and FMR, through its control of Fidelity and the Fidelity Funds each has sole power to dispose of the 4,382,820 shares of common stock owned by the Fidelity Funds. According to the Fidelity 13G, neither FMR nor Mr. Johnson has sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. The address of the principal business office for FMR, Mr. Johnson and Fidelity is 82 Devonshire Street, Boston, MA  02109.

According to the Fidelity 13G, (1) Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 129 shares of Acorda common stock as a result of its serving as an investment manager of institutional accounts owning such shares, and (2) Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power over 129 shares of Acorda common stock and sole power to vote or to direct the voting of 129 shares of Acorda common stock owned by the institutional accounts managed by PGATC.  The address for PGATC is 900 Salem Street, Smithfield, Rhode Island 02917.

According to the Fidelity 13G, through their ownership of voting common shares of FMR and because they are parties to an FMR LLC shareholders’ voting, members of the family of Edward C. Johnson 3d, Chairman of FMR, may be deemed to form a controlling group with respect to FMR.

(3)
Based on an amendment to a Schedule 13G filed with the SEC on March 1, 2012, by UBS AG (the “UBS 13G”), (1) UBS AG together with UBS Global Asset Management (Americas) Inc. and other subsidiaries and affiliates listed in the amendment have sole voting power over 2,579,592 shares of common stock and shared dispositive power over 3,894,016 shares of common stock, (2) the share ownership disclosed in the Schedule 13G amendment reflects the securities beneficially owned by the UBS Global Asset Management division of UBS AG and its subsidiaries and affiliates on behalf of its clients, and the filing does not reflect securities, if any, beneficially owned by any other division of UBS AG, and (3) accounts managed on a discretionary basis by the UBS Global Asset Management division of UBS AG have the right to receive or the power to direct the receipt of dividends from, or to the proceeds from the sale of, the shares of Acorda common stock.  According to the UBS 13G, to the best knowledge of UBS AG, no account holds more than 5 percent of the outstanding shares of Acorda common stock.

(4)
Based on an amendment to Schedule 13G filed with the SEC on February 7, 2012, by Larry N. Feinberg and several entities affiliates with Mr. Feinberg (collectively, the “Feinberg Reporting Persons”), (1) Mr. Feinberg has sole voting and dispositive power over 300,000 shares of Acorda common stock, and has shared voting and dispositive power over 3,070,930 shares of Acorda common stock, (2) each of the other Feinberg Reporting Persons share voting and dispositive power over a specified number of those shares, and (3) none of the other Feinberg Reporting Persons have sole voting or dispositive power over any of those shares of common stock. The address of the principal business office for the Reporting Persons is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT  06830.

(5)	Includes 18,696 shares of common stock, 821,362 shares of common stock issuable upon exercise of stock options and 324,301 restricted shares.

(6)	Includes 210,379 shares of common stock issuable upon exercise of stock options and 27,249 restricted shares.

(7)	Includes 3,368 shares of common stock, 311,439 shares of common stock issuable upon exercise of stock options and 65,157 restricted shares.

(8)	Includes 255,952 shares of common stock issuable upon exercise of stock options and 74,970 restricted shares.

(9)	Includes 39,479 shares of common stock issuable upon exercise of stock options and 36,016 restricted shares.

(10)	Includes 1,518 shares of common stock issuable upon the exercise of stock options and 33,100 restricted shares.

(11)	Includes 51,240 shares of common stock issuable upon exercise of stock options.

(12)	Includes 52,500 shares of common stock issuable upon exercise of stock options.

(13)	Includes 25,000 shares of common stock issuable upon exercise of stock options.

(14)	Includes 2,912 shares of common stock and 50,069 shares of common stock issuable upon exercise of stock options.

(15)	Includes 59,186 shares of common stock issuable upon exercise of stock options.

(16)	Includes 51,284 shares of common stock issuable upon exercise of stock options.

(17)	Includes 50,371 shares of common stock issuable upon exercise of stock options.

(18)
Dr. Wessel resigned as our Chief Medical Officer effective September 30, 2011 and from and after his resignation has not been an employee or officer.  However, he is one of our “named executive officers” for purposes of the disclosures in this proxy statement.  Includes 32,421shares of common stock issuable upon exercise of stock options.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is information regarding each individual serving as an executive officer as of April 26, 2012.

Name	Age	Position(s)
Ron Cohen, M.D.	56	President, Chief Executive Officer and Director
Andrew R. Blight, Ph.D.	61	Chief Scientific Officer
Enrique J. Carrazana, M.D..	50	Chief Medical Officer
David Lawrence, M.B.A.	54	Chief Financial Officer
Lauren M. Sabella	51	Executive Vice President, Commercial Development
Jane Wasman, J.D.	55	Chief, Strategic Development, General Counsel and Corporate Secretary

Ron Cohen, M.D., is President, CEO and founder of the Company. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine.  Dr. Cohen currently serves on the board of directors of Dyax Corp.  Dr. Cohen previously was a Director and Chairman of the New York Biotechnology Association. He currently serves as a member of the Executive Committee and as the Chairman of the Emerging Company Section of the board of the Biotechnology Industry Organization (BIO).  He also serves as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service.  In 2010 Dr. Cohen was named NeuroInvestment’s CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.”  In 2010, Dr. Cohen was recognized by the New York Biotechnology Association as the NYBA “The Cure Starts Here” Business Leader of the Year.

Andrew R. Blight, Ph.D., has been our Chief Scientific Officer since January 2004 and previously served as our Executive Vice President, Research and Development from 2000 to 2004, and Vice President, Research and Development, from 1998 to 2000. Prior to joining Acorda Therapeutics, Dr. Blight spent approximately six years as Professor and Director of the Neurosurgery Research Laboratory at the University of North Carolina at Chapel Hill. Dr. Blight held prior academic positions at Purdue University and New York University. Dr. Blight is a leader in SCI pathophysiology research and has made several important contributions to the field, particularly on the role of demyelination in SCI. He also pioneered the therapeutic application of 4-AP in SCI animal models and in human clinical trials. Dr. Blight is a member of the editorial board of the Journal of Neurotrauma and has served as a member of the NIH NSDA review committee. He was previously Secretary, Treasurer and Vice President of the National Neurotrauma Society. Dr. Blight received his B.S. in Zoology and his Ph.D. in Zoology/Neurobiology from the University of Bristol, U.K.

Enrique J. Carrazana, M.D., joined the Company as Chief Medical Officer in October 2011.  Dr. Carrazana is a Board-certified neurologist with over 20 years of experience in the pharmaceutical industry and clinical practice.  Most recently, from October 2010 to September 2011, Dr. Carrazana was Director of the Epilepsy Center of Excellence at the Miami Veterans’ Administration (VA) Hospital and Associate Professor of Neurology at the University of Miami Miller School of Medicine. Prior to this, from June 2001 to September 2010, Dr. Carrazana held various medical leadership roles at Novartis Pharmaceuticals. Most recently, from June 2008 to September 2010, he was Vice President, Global Head Development Established Medicines Franchise based in Basel, Switzerland. Prior to working at Novartis, Dr. Carrazana was a practicing neurologist, and he served as a principal investigator for numerous clinical trials in the areas of epilepsy, neurodegenerative disorders and neuropathic pain.  He has presented and published a wide range of research on various neurology topics, with an emphasis on epilepsy. Dr. Carrazana completed his residency in Neurology and fellowship in Neurophysiology at the Harvard Longwood Neurology Program. He graduated from the Harvard Medical School.

David Lawrence, M.B.A., has been our Chief Financial Officer since January 2005. He previously served as our Vice President, Finance from January 2001 through 2004, and Director, Finance from 1999 to 2001. From 1991 to 1999, Mr. Lawrence held several positions for Tel-Air Communications, Inc. including Vice President and Controller. Prior to Tel-Air, he held the financial management positions of Controller and Finance Manager for Southwestern Bell and Metromedia Telecommunications, respectively. Mr. Lawrence received his undergraduate degree in Accounting from Roger Williams College, and an M.B.A in Finance from Iona College. Mr. Lawrence is a founding member and currently serves on the board of directors and as Treasurer of The Brian Ahearn Children’s Fund.

Lauren M. Sabella, has been our Executive Vice President, Commercial Development since January 2010.  Ms. Sabella was the Founder and Principal of Tugboat Consulting Group, an independent consulting practice assisting companies in the commercialization process. Ms. Sabella also served as Corporate Officer and VP of Commercial Development at Altus Pharmaceuticals from May 2006 to September 2008, with responsibility for all aspects of commercialization. Prior to joining Altus, Ms. Sabella was employed by Boehringer Ingelheim Pharmaceuticals for 18 years in positions of increasing responsibility. In her last role, she served as VP of Sales, Eastern Zone, where she led the successful sales launch of Spiriva and ran both Primary Care and Specialty Divisions, including Neurology, Urology and Cardio/Pulmonary. Prior to this role, she had over ten years of marketing experience where she led several brand launches including Mobic, an NSAID which became a $1 billion brand. Ms. Sabella holds a B.B.A. from Hofstra University.

Jane Wasman, J.D., has been our Chief, Strategic Development, General Counsel and Corporate Secretary since January 2012.  From May 2004 until January 2012, she was our Executive Vice President, General Counsel and Corporate Secretary. From 1995 to 2004, Ms. Wasman held various leadership positions at Schering-Plough Corporation, including Staff Vice President and Associate General Counsel responsible for legal support for U.S. Pharmaceuticals operations, including sales, marketing and compliance; FDA regulatory matters; global research and development; and corporate licensing and business development. She served as Staff Vice President, International in 2001 and as Staff Vice President, European Operations-Legal from 1998 to 2000. Previously, Ms. Wasman specialized in litigation at Fried, Frank, Harris, Shriver & Jacobson. She also served as Associate General Counsel to the U.S. Senate Committee on Veteran’s Affairs. Ms. Wasman graduated Magna Cum Laude and Phi Beta Kappa from Princeton University and earned her J.D. from Harvard Law School. Ms. Wasman is a member of the board of directors and the executive committee of the board of the New York Biotechnology Association (NYBA).

Thomas C. Wessel, M.D., Ph.D., was the Company’s Chief Medical Officer from November 2008 until his resignation on September 30, 2011. Previously, Dr. Wessel was Senior Vice President of Clinical Research at Sepracor, Inc. where he led the central nervous system and respiratory medicine development teams.  He also served as the medical director for the company’s insomnia development program, expanded the company’s clinical development capabilities, initiated several projects based on isomer and metabolite technologies, and participated in various business development activities.  Before joining Sepracor, Dr. Wessel worked on several CNS projects at Janssen Pharmaceuticals in Europe and the U.S., leading the U.S. regulatory submission team for an Alzheimer’s disease treatment approved by the FDA in 2000.  Before working in the pharmaceutical industry, Dr. Wessel held several academic and research positions. Dr. Wessel received his M.D. from the University of Munich School of Medicine and completed his Ph.D. in experimental neurobiology at the Max

Planck-Institute for Psychiatry in Martinsried, Germany. He completed his residency in neurology at New York Hospital and Memorial Sloan-Kettering Cancer Center (Cornell University Medical Center).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
Lorin J. Randall
Peder K. Jensen, M.D.
John Kelley

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has the responsibility to review, approve and recommend for the approval of the full Board the annual compensation and compensation procedures for our Named Executive Officers (as defined below in the section titled “Executive Compensation”).

Compensation Philosophy and Objectives

The primary objective of our compensation program, including compensation for our Named Executive Officers, is to provide competitive, market-based total compensation tied to Company and individual performance and aligned with stockholder interests. It is designed to tie annual and long-term cash and stock incentives to the achievement of established goals and to align executives’ incentives with the creation of value for our stockholders. To achieve these objectives, the Compensation Committee strives to implement and maintain compensation plans that tie a substantial portion of executives’ overall compensation to key strategic goals. For example, each Named Executive Officer’s cash bonus is primarily dependent on performance in achieving established goals, and equity awards are primarily dependent on anticipated impact on future increases in shareholder value. The Compensation Committee also evaluates individual executive performance with the goal of setting compensation at levels that the Committee believes are comparable with the levels of executive compensation at other companies in the biotechnology/biopharmaceutical industry of similar size and stage of development, while taking into account each executive’s relative performance and our strategic goals.

A further objective of our compensation program is to attract and retain highly talented, qualified executives who are dedicated to our mission and culture. We also endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

Setting Executive Compensation

The implementation of our compensation program is carried out under the supervision of the Compensation Committee.  The compensation for our Chief Executive Officer, Dr. Cohen, is approved by our Board, after the Compensation Committee provides its analysis and recommendation.  In connection with this process, the Chief Executive Officer provides a self-evaluation.  The Compensation Committee has direct responsibility for establishing the compensation for the direct reports to the CEO, including each of our other Named Executive Officers and our other executive officers.  To assist the Compensation Committee, the Chief Executive Officer and our Senior Vice President, Human Resources, make recommendations to the Compensation Committee as to specific elements (i.e., salary, bonus, equity awards) of compensation.  As part of this process, our Chief Executive Officer provides a review of each executive officer’s performance along with his compensation recommendations.  While the Compensation Committee utilizes this information, and values the Chief Executive Officer’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation are made by the Compensation Committee and our Board of Directors.

With the objectives described above in mind, the Compensation Committee annually reviews the pay practices for our Named Executive Officers and our other employees.  For 2011 compensation decisions, the Compensation Committee retained Arnosti Consulting Inc. (“Arnosti Consulting”) to conduct a review of the total compensation program for our Named Executive Officers, as well as for other employees. Arnosti Consulting also provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our Named Executive Officers and to confirm that our compensation program is competitive with the market. Arnosti Consulting has been engaged again for purposes of 2012 compensation decisions.

The Compensation Committee reviews several salary surveys when making compensation decisions, including surveys produced by Radford Surveys + Consulting and Equilar, Inc. The Compensation Committee also reviews a competitive analysis of relevant peers that compares each element of total compensation against a group of biotechnology/biopharmaceutical companies. The companies used in this analysis are companies against which the Compensation Committee believes we compete both for talent and for stockholder investment. Comparable companies are also chosen based on revenues, market cap and size of employee population.  During 2011 the Compensation Committee updated the list of peer group companies to include the following 20 companies:  Affymetrix, Inc., Akorn, Inc. Auxilium Pharmaceuticals, Inc., Avanir Pharmaceuticals, Inc. Cepheid, Cubist Pharmaceuticals, Inc., Emergent Biosolutions Inc., Genomic Health, Inc., Impax Laboratories, Inc., Jazz Pharmaceuticals, Inc.,  The Medicines Company, Medicis Pharmaceutical Corporation, Myriad Genetics, Inc., Neogen Corporation, Par Pharmaceutical Companies, Inc., Questcor Pharmaceuticals, Inc., Regeneron Pharmaceuticals, Inc., Salix Pharmaceuticals, Ltd., United Therapeutics Corporation and Viropharma Incorporated.  The Compensation Committee established the updated list of peer group companies after considering the input of other members of our Board, including our Chief Executive Officer.

A review of the compensation of similarly situated executives at peer companies assists the Compensation Committee and our Board in determining whether our compensation programs, and individual elements of compensation, are generally competitive.  However, we do not benchmark our compensation against compensation at peer companies pursuant to any specific guidelines.  We believe that such guidelines would restrict our ability to properly tailor our compensation programs to our rapidly evolving and growing organization and the individual backgrounds, expertise, and responsibilities of our executives.  Therefore, the compensation for our executive officers may be at levels that are above or below the compensation paid to executives at our peers.

As required by Section 14A of the Securities Exchange Act of 1934, at our 2011 Annual Meeting of Stockholders, our stockholders voted, in an advisory manner, on a proposal to approve our named executive officer compensation.  This was our most recent stockholder advisory vote to approve named executive officer compensation.  The proposal was approved by our stockholders, receiving approximately 75% of the vote of the stockholders present in person or represented by proxy and voting at the meeting.  We considered this vote to be a ratification of our current executive compensation policies and decisions and therefore did not make any significant changes to our executive compensation policies and decisions based on the vote.

Elements of Compensation

The compensation of Named Executive Officers consists of the following elements:

Base Salary:  Base salaries for our Named Executive Officers are established taking into account the scope of the executive’s responsibilities, the individual’s qualifications and experience and the compensation paid by comparable biotechnology/biopharmaceutical companies for similar positions. Generally, we believe that executive base salaries should be targeted within the range of salaries for executives in similar positions with similar responsibilities and experience at comparable companies.

Base salaries are reviewed annually as part of our performance review process. The goal of our annual merit increase program is to provide increases in base salary, where appropriate, based upon current position and experience, past year’s performance and past year’s contributions to the Company. Merit increase guidelines are determined each year and are typically based on external economic and competitive compensation trends, although other elements, such as the Company’s overall resources, may be a factor.   During the review of base salaries for Named Executive Officers, the Compensation Committee primarily considers:

•	market data gathered both internally and by the Compensation Committee and its outside consultant, including comparison of compensation to senior executives at peer companies;

•	review of each executive’s compensation, both individually and relative to other officers; and

•	individual past year’s performance and past year’s contributions to the Company.

Based on the criteria listed above, base salaries for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review.  The Compensation Committee either approves base salaries for those Named Executive Officers or recommends them to the full Board for approval.  The Compensation Committee recommends a base salary for the President and Chief Executive Officer to the full Board for approval.

For 2011 base salaries, this review occurred in the first quarter of 2011, with new salaries taking effect on March 1, 2011, and for 2012 this review occurred in the first quarter of 2012, with new base salaries taking effect on March 1, 2012.  The 2011 base salaries and 2012 base salaries for our Named Executive Officers are as follows:

Name	Title	2011 Salary	2012 Salary
Ron Cohen, M.D.	President and CEO	$640,000	$700,000
David Lawrence	Chief Financial Officer	$283,100	$295,800
Andrew R. Blight, Ph.D.	Chief Scientific Officer	$358,300	$413,700
Jane Wasman	Chief, Strategic Development, General Counsel and Corporate Secretary (1)	$391,500	$445,000
Lauren Sabella	Executive Vice President, Commercial Development	$328,800	$340,300
Thomas C. Wessel, M.D., Ph.D.	Chief Medical Officer (formerly) (2)	$370,400	--
__________________________

(1)	Ms. Wasman was promoted to this position in January 2012. Previously, she was Executive Vice President, General Counsel and Corporate Secretary.

(2)	Dr. Wessel resigned from the Company effective September 30, 2011.

Dr. Cohen’s 2012 base salary was determined by the Board of Directors, and was based primarily on an analysis of salaries of chief executive officers at peer companies.  Dr. Blight’s 2012 base salary, determined by the Compensation Committee, reflects both a merit increase over his 2011 base salary pursuant to the Company’s merit increase guidelines, discussed above, as well as a salary adjustment approved by the Compensation Committee based on an analysis of base salaries of executives at peer companies.  The Compensation Committee determined that the adjustment was needed to set Dr. Blight’s base salary in a range that is competitive.  Ms. Wasman’s 2012 base salary, determined by the Compensation Committee, reflects both a merit increase pursuant to the Company’s guidelines, as well as an additional increase approved by the Compensation Committee in light of her January 2012 promotion.  The 2012 base salaries for Mr. Lawrence and Ms. Sabella were determined by the Compensation Committee based on the Company’s merit increase guidelines.

Cash Bonus Program:  In addition to base salaries, we believe that performance-based cash bonuses play an important role in providing incentives to our Named Executive Officers to achieve defined annual goals. In the fourth quarter of each year, the Board works collaboratively with management to develop a detailed set of overall corporate performance goals tied to the next year’s operating plan. For 2011, five corporate goals were established by the Board and used as a basis for awarding cash bonuses. These goals fell into the following categories, listed in order of their weighting, with the most substantial weight (50%) being given to the first category below:

•	Ampyra® net revenue targeted level

•	Product pipeline development milestones, particularly for our GGF2 and rHIgM22 programs

•	Operating profit and working capital targeted levels

•	Dalfampridine lifecycle management/franchise development, particularly expansion of indications and extension of exclusivity through patent or other legal protections

•	Zanaflex® franchise net revenue targeted level

These corporate goals, as well as individual goals, are used to develop a program that incorporates objective performance measures at year-end.  Target bonus amounts are based on a percentage of base salaries and are generally set near the target bonus amounts for comparable companies, based both on the Company’s own research and the information provided by the Compensation Committee’s outside consultant. Following are the target bonus amounts for our Named Executive Officers:

Name	Title	Target Bonus Amount	Goals Weighting
Ron Cohen, M.D.	President and CEO	80% of base salary (1)
Based entirely on the achievement of corporate goals, although the Compensation Committee/Board may identify other, unweighted factors that should be taken into consideration in the determination of the final amount, if any.

David Lawrence	Chief Financial Officer	35% of base salary	80% based on achievement of corporate goals, 20% based on individual goals
Andrew R. Blight, Ph.D.	Chief Scientific Officer	40% of base salary	80% based on achievement of corporate goals, 20% based on individual goals
Jane Wasman	Chief, Strategic Development, General Counsel and Corporate Secretary	40% of base salary	80% based on achievement of corporate goals, 20% based on individual goals
Lauren Sabella	Executive Vice President, Commercial Development	40% of base salary	80% based on achievement of corporate goals, 20% based on individual goals
Thomas C. Wessel, M.D., Ph.D.	Chief Medical Officer (formerly) (2)	35% of base salary	80% based on achievement of corporate goals, 20% based on individual goals
__________________________

(1)
Dr. Cohen’s target bonus amount for 2011 was originally 60% of his base salary.  With the assistance of Arnosti Consulting, the Compensation Committee conducted a review of Dr. Cohen’s target bonus amount, including comparison to bonus levels for chief executive officers at peer companies.  Based on this review, the Compensation Committee determined that Dr. Cohen’s bonus level was not generally in a range that is competitive.  Based on the recommendation of the Compensation Committee, for 2011 the Board increased Dr. Cohen’s target bonus amount to 60% of his base salary plus $250,000, and for 2012 his target bonus amount has been set at 80% of his base salary.

(2)	Dr. Wessel resigned from the Company effective September 30, 2011. He was not paid a bonus for 2011 but he received certain separation benefits described below in “Executive Compensation.”

Based on the overall percentage of achievement of corporate performance goals determined by the Board and the individual performance level of each executive, bonuses may be above or below target bonus amounts. The Compensation Committee and Board do not establish formal threshold, that is, minimum, bonus amounts.  The Compensation Committee and Board have discretion to award amounts above or below the targets based on actual performance.  During the first quarter of the following year, the Board, upon recommendation of the Compensation Committee, determines the actual percentage of achievement of corporate performance goals used in setting bonus amounts. Bonus amounts for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. The Compensation Committee may approve bonus amounts for those Named Executive Officers or may refer them to the full Board for review. The Compensation Committee recommends a bonus amount for the President and Chief Executive Officer to the full Board for approval. Bonuses are paid to our Named Executive Officers in the first quarter of the following year.

In March 2012, the Compensation Committee and the Board determined that corporate performance in light of the 2011 corporate goals, described above, merited an 88% achievement grade. This grade resulted from mixed performance on the corporate goals.  Net revenue from Ampyra sales, which had the greatest weighting in the determination, did not reach the target required for a 100% achievement grade, although it was above a threshold level needed to receive credit.  Also, the Company made good progress on some of its research and development programs but progress did not meet development targets specified in the corporate goals.  The Company’s performance in these areas was partially offset by the Company’s success in gaining additional patent protection for dalfampridine, and by its achievement of operating profit, working capital, and net revenue from Zanaflex sales that exceeded targeted levels.  In arriving at the 88% achievement grade, the Compensation Committee and the Board also gave consideration to positive achievements during 2011 that were not specifically contemplated as corporate goals for 2011.  These included achievements relating to regulatory approvals, research and development projects, business development efforts, and litigation matters.

Based on the bonus target approved for 2011, as well as the achievement grade assigned to the corporate goals, the President and Chief Executive Officer was awarded a bonus of $557,920, equal to 87.2% of his 2011 annual salary.  As described in the table above, in mid-2011 Dr. Cohen’s 2011 target bonus amount, originally 60% of base salary, was adjusted by a fixed amount of $250,000 to a total of $634,000 based on an analysis of executive compensation at peer companies.

The individual goals set for 2011 for David Lawrence, our Chief Financial Officer, related to: management of financial operating performance to meet forecasts and creation of long term budgets; management of certain corporate functions within established budgets; oversight of product inventory levels; and management of matters relating to the planned relocation of our corporate headquarters.  The target percentage established for Mr. Lawrence for his 2011 individual goals was 35% of base salary.  The Compensation Committee determined that Mr. Lawrence’s achievement of these individual goals was 108% of target performance.  Based on the percentage achievement of the corporate goals and his individual goals, Mr. Lawrence was awarded a bonus of $91,158, equal to 32.2% of his 2011 annual salary.

The individual goals set for 2011 for Andrew Blight, Ph.D., our Chief Scientific Officer, related to: his support of efforts to obtain regulatory approval for Fampyra outside the U.S.; his support of efforts to increase new prescriptions for Ampyra; his role in completing certain scientific publications; his involvement in establishing a research and development plan for AC105; and his expertise and availability as a resource for various business functions.  The target percentage established for Dr. Blight for his 2011 individual goals was 40% of base salary.  The Compensation Committee determined that Dr. Blight’s achievement of these individual goals was 111.0% of target performance.  Based on the percentage achievement of the corporate goals and his individual goals, Dr. Blight earned a bonus of $132,714, equal to 37.0% of his 2011 annual salary.

The individual goals set for 2011 for Jane Wasman, our Chief, Strategic Development, General Counsel and Corporate Secretary, related to: her oversight of strategies to obtain intellectual property or other legal protections for our products; her role as the senior legal adviser to the Company and the Board of Directors; her oversight of matters pertaining to corporate governance and our public company reporting; her oversight of matters pertaining to quality and other compliance requirements; and her support of Ampyra marketing efforts and her responsibility to ensure they are legally compliant.  The target percentage established for Ms. Wasman for her 2011 individual goals was 40% of base salary.  The Compensation Committee determined that Ms. Wasman’s achievement of these individual goals was 122.0% of target performance.  Based on the percentage achievement of the corporate goals and her individual goals, Ms. Wasman earned a bonus of $148,457, equal to 37.9% of her 2011 annual salary.

The individual goals set for 2011 for Lauren Sabella, our Executive Vice President, Commercial Development, related to: Ms. Sabella’s oversight of our efforts to achieve projected net sales of Ampyra using legally-compliant marketing practices; Ms. Sabella’s initiatives to develop leadership and a performance management culture within the Commercial Department; and Ms. Sabella’s management of the Commercial Department within established budgets.  The target percentage established for Ms. Sabella for her 2011 individual goals was 40% of base salary.  The Compensation Committee determined that Ms. Sabella’s achievement of these individual goals was 102.5% of target performance.  Based on the percentage achievement of the corporate goals and her individual goals, Ms. Sabella earned a bonus of $119,552, equal to 36.4% of her 2011 annual salary.

Thomas Wessel, M.D., Ph.D., was our Chief Medical Officer until he resigned on September 30, 2011.  He was not paid a cash bonus for 2011.

Equity Awards:  We believe that providing a significant portion of our Named Executive Officers’ total compensation package in stock options and other equity awards, such as restricted stock, aligns the incentives of our executives with the interests of our stockholders and with our long-term success. The Compensation Committee and the Board develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to our executive officers, including prior equity awards, are sufficient to retain, motivate and adequately reward them. This judgment is based on benchmarking information provided both by the Company and by the Compensation Committee’s outside compensation consultant and also includes a recommendation by the President and Chief Executive Officer for all vice presidents and above, including the other Named Executive Officers.

We grant equity awards under our 2006 Employee Incentive Plan, as amended, which serves as the successor to the Company’s 1999 Employee Stock Option Plan, as amended. The 2006 plan was adopted by our Board to permit the grant of stock options, stock appreciation rights, restricted stock, performance shares and other share-based awards to our directors, officers, employees, independent contractors, agents and consultants.

Stock Options

Stock Options are granted to our Named Executive Officers in order to provide incentives for long-term creation of stockholder value. Stock options only have value to the extent that the price of Acorda Therapeutics’ common stock appreciates relative to the exercise price of the stock options. The exercise price is the market price of our common stock on the Nasdaq Global Market at the close of business on the date of grant. The Compensation Committee reviews the stock option position of each Named Executive Officer on an annual basis.

With respect to stock option grants to our Named Executive Officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. The Compensation Committee either approves stock option grants for those Named Executive Officers or recommends them to the full Board for approval. With respect to stock option grants to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval. Stock option grants are typically approved in the first quarter of the following year, based primarily on the individual’s anticipated future contributions to the creation of stockholder value. Options typically vest quarterly over four years and have a ten year term. The Company does not grant discounted options, nor does it re-price outstanding options. The Company does not backdate or grant options retroactively. In addition, the Company does not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information.

The Company calculates the accounting cost of equity-based long-term incentive awards under Accounting Standards Codification (ASC) Topic 718. As such, the grant date accounting fair value, which is fixed at date of grant, is expensed over the vesting period. Consistent with SEC regulations, the aggregate grant date fair value for all stock awards or option awards granted during the applicable years to our Named Executive Officers is presented in the Summary Compensation Table.

Restricted Stock

Restricted stock has also been granted to provide long-term incentive creation of stockholder value and to retain top-performing and critical employees. With respect to restricted stock grants to our Named Executive Officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. The Compensation Committee either approves restricted stock grants for those Named Executive Officers or recommends them to the full Board for approval. With respect to restricted stock grants to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval. Restricted stock grants are subject to periodic vesting, with the applicable vesting schedules determined by the Board after a recommendation from the Compensation Committee.

2011 and 2012 Awards

2011 stock option grants and restricted stock awards to our Named Executive Officers are shown in the 2011 Grants of Plan-Based Awards table in the Executive Compensation section of this proxy statement.  Total outstanding unvested stock option grants and restricted stock awards held by our Named Executive Officers are shown in the Outstanding Equity Awards at December 31, 2011 table.  Award values shown in those tables do not necessarily reflect the ultimate value of the awards to the recipients, which will depend on the price of our Common Stock on future dates when shares underlying vested and exercised options, or vested shares of restricted stock, are sold.

The following table sets forth the equity awards that were granted to our Named Executive Officers in March 2012;

Name	Title	Stock Options	Shares of Restricted Stock
Ron Cohen, M.D.	President and CEO	112,500	37,500
David Lawrence	Chief Financial Officer	33,000	11,000
Andrew R. Blight, Ph.D.	Chief Scientific Officer	41,400	13,800
Jane Wasman	Chief, Strategic Development, General Counsel and Corporate Secretary	52,200	17,400
Lauren Sabella	Executive Vice President, Commercial Development	27,000	9,000

The stock options vest quarterly in equal installments over four years and have an exercise price equal to the closing price of our common stock on the Nasdaq Global Market on March 15, 2012 (the grant date) and expire ten years after the grant date. The restricted stock is subject to vesting in four installments as follows: one-fourth on December 1, 2012, one-fourth on December 1, 2013, one-fourth on December 1, 2014 and one-fourth on December 1, 2015.

These equity awards were approved by our Compensation Committee following discussion by the full Board.  Equity awards to our Named Executive Officers and other employees are based primarily on their anticipated future contributions to the creation of stockholder value.  The Compensation Committee establishes target award amounts for each level within the organization, but individual awards can deviate from these targets provided that aggregate award amounts do not exceed specified pools set by these target award amounts.  For example, there is a specified pool for all of Dr. Cohen’s direct reports, and there is a specified pool for each department within the organization.  The awards include a combination of stock options and shares of restricted stock allocated according to a fixed ratio applicable to awards granted at all levels within the Company.  For 2011 and 2012, the ratio was fixed by our Compensation Committee to be 75% stock options and 25% shares of restricted stock.  We believe our combined use of options and restricted stock appropriately balances our goals of paying for performance and also maintaining employee retention even during downturns in the market price of our stock (which may be due to external factors unrelated to company performance).  Also, the use of restricted stock along with options also helps control stock dilution from our equity programs.  Arnosti Consulting assists the Compensation Committee in structuring our equity compensation programs and in making the equity award determinations.

Tax and Accounting Considerations

We have structured our compensation program to comply with Internal Revenue Code Section 409A. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned in 2011 by our Chief Executive Officer, Chief Financial Officer, each of the three other most highly paid executive officers during the year ended December 31, 2011, and our former Chief Medical Officer. We refer to the officers listed in the table below collectively as our “Named Executive Officers.”

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(6)	Total ($)
Ron Cohen, M.D.	2011	$635,000	$557,920(2)	$965,125	$1,605,196	$7,350	$3,770,591
President and Chief Executive Officer	2010	589,750	592,860(3)	3,817,344	4,549,547	7,350	9,556,851
	2009	483,717	280,888(5)	514,750	823,313	7,350	2,110,018
David Lawrence M.B.A.	2011	281,283	91,158(2)	275,750	458,627	7,350	1,114,168
Chief Financial Officer	2010	270,883	114,038(4)	470,250	558,146	7,350	1,420,667
	2009	262,317	105,733(5)	205,900	329,325	7,350	910,625
Andrew R. Blight, Ph.D. ...	2011	355,733	132,714(2)	330,900	674,585	7,350	1,501,282
Chief Scientific Officer	2010	339,417	162,397(4)	684,000	811,848	7,350	2,005,012
	2009	317,500	149,279(5)	329,440	526,920	7,350	1,330,489
Jane Wasman, J.D.	2011	388,100	148,457(2)	413,625	687,941	7,350	1,645,473
Chief, Strategic Development,	2010	366,783	180,503(4)	684,000	811,848	7,350	2,050,484
General Counsel and Corporate Secretary	2009	341,833	211,139(5)	308,850	493,988	7,350	1,363,160
Lauren Sabella	2011	327,333	119,552(2)	227,505	378,374	7,350	1,060,114
Executive Vice President,
Commercial Development
Thomas C. Wessel, M.D., Ph.D.	2011	276,883	—	420,310	379,847	291,684(7)	1,368,724
Chief Medical Officer (9)	2010	364,900	149,554(4)	—	—	48,340(8)	562,794
	2009	364,083	65,000(5)	53,534	85,625	53,026(8)	621,268
__________________________

(1)
Represents the aggregate grant date fair value for all stock awards or option awards granted during the years shown, in accordance with ASC Topic 718. The method and assumptions used to calculate the value of the stock awards and option awards granted to our Named Executive Officers are discussed in note 7 to our financial statements.

(2)	2011 bonus paid in 2012.

(3)	2010 bonus paid in 2011 and additional $150,000 bonus paid in 2010.

(4)	2010 bonus paid in 2011.

(5)	2009 bonus paid in 2010.

(6)
Represents the employer 401(k) matching contribution to employee deferrals. For each dollar an employee invests up to 6% of his or her earnings, the Company contributes an additional 50 cents into the funds, subject to IRS annual limits.

(7)
Represents $7,350 in employer 401(k) matching contribution as discussed in Note 6, $33,865 in relocation expenses (including tax gross-up) in 2011, $123,466 in severance accrued in 2011 and paid in 2012, $14,458 in benefits continuation paid in 2011 and 2012, $19,945 in accrued vacation paid upon termination in 2011 and $92,600 in consulting compensation paid in 2011.

(8)	Represents $7,350 in employer 401(k) matching contribution as discussed in Note 6 and $40,990 and $45,676 in relocation expenses (including tax gross-up) in 2010 and 2009 respectively.

(9)	Dr. Wessel’s employment with the Company ceased on September 30, 2011 but he continued to provide consulting services through the remainder of 2011.

Stock Option Information for the Year Ended December 31, 2011

The following table sets forth information regarding plan-based awards to our Named Executive Officers in 2011.

2011 Grants of Plan-Based Awards Table

Name and Principal Position	Grant Date	Stock Awards: Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($)
Ron Cohen, M.D.	3/3/2011	—	131,250	$22.06	$1,605,188
President and Chief Executive Officer	3/3/2011	43,750	—	22.06	965,125
David Lawrence M.B.A.	3/3/2011	—	37,500	22.06	458,625
Chief Financial Officer	3/3/2011	12,500	—	22.06	275,750
Andrew R. Blight, Ph.D.	3/3/2011	—	45,000	22.06	550,350
Chief Scientific Officer	3/3/2011	15,000	—	22.06	330,900
	9/14/2011	—	10,000	23.04	124,200
Jane Wasman, J.D.	3/3/2011	—	56,250	22.06	687,938
Chief, Strategic Development, General Counsel and Corporate Secretary	3/3/2011	18,750	—	22.06	413,625
Lauren Sabella	3/3/2011	—	30,938	22.06	378,372
Executive Vice President, Commercial Development	3/3/2011	10,313	—	22.06	227,505

Thomas C. Wessel, M.D., Ph.D.	3/3/2011	—	26,250	22.06	321,038
Chief Medical Officer	3/3/2011	8,750	—	22.06	193,025

The following table provides information regarding each unexercised stock option held by each of our Named Executive Officers as of December 31, 2011.

Outstanding Equity Awards at December 31, 2011

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)
Ron Cohen, M.D.	251,317	—	$2.60	9/11/2013	25,000(2)	$596,000
President and Chief	38,461	—	2.60	10/17/2013	44,444(3)	1,059,545
Executive Officer	51,265	—	8.14	1/1/2015	32,812(4)	782,238
	12,816	—	6.00	2/15/2016	—	—
	85,000	—	5.85	3/17/2016	—	—
	500	—	8.50	9/25/2016	—	—
	106,094	—	15.49	12/21/2016	—	—
	58,593	3,907(1)	19.81	3/5/2018	—	—
	42,968	19,532(1)	20.59	3/2/2019	—	—
	43,750	56,250(1)	34.20	3/31/2020	—	—
	49,999	83,334(1)	31.61	6/9/2020	—	—
	24,609	106,641(1)	22.06	3/31/2021	—	—
David Lawrence M.B.A.	27,109	—	8.14	1/1/2015	6,874(2)	163,876
Chief Financial Officer	17,527	—	6.00	2/15/2016	9,375(4)	223,500
	21,500	—	5.85	3/17/2016	—	—
	500	—	8.50	9/25/2016	—	—
	63,183	—	22.13	2/14/2017	—	—
	29,062	1,938(1)	19.81	3/5/2018	—	—
	17,187	7,813(1)	20.59	3/2/2019	—	—
	12,031	15,469(1)	34.20	3/31/2020	—	—
	7,031	30,469(1)	22.06	3/3/2021	—	—
Andrew R. Blight, Ph.D.	28,777	—	2.60	9/11/2013	10,000(2)	238,400
Chief Scientific Officer	52,338	—	8.14	1/1/2015	11,250(4)	268,200
	13,085	—	6.00	2/15/2016	—	—
	32,500	—	5.85	3/17/2016	—	—
	500	—	8.50	9/25/2016	—	—
	77,340	—	22.13	2/14/2017	—	—
	31,875	2,125(1)	19.81	3/5/2018	—	—
	27,500	12,500(1)	20.59	3/2/2019	—	—
	17,500	22,500(1)	34.20	3/31/2020	—	—
	8,437	36,563(1)	22.06	3/3/2021	—	—
	625	9,375(1)	23.04	9/14/2021	—	—
Jane Wasman, J.D.	44,769	—	8.14	1/1/2015	10,000(2)	238,400
Chief, Strategic Development,	11,192	—	6.00	2/15/2016	14,062(4)	335,238
General Counsel and	25,000	—	5.85	3/17/2016	—	—
Corporate Secretary	500	—	8.50	9/25/2016	—	—
	63,183	—	22.13	2/14/2017	—	—
	35,156	2,344(1)	19.81	3/5/2018	—	—
	25,781	11,719(1)	20.59	3/2/2019	—	—
	17,500	22,500(1)	34.20	3/31/2020	—	—
	10,546	45,704(1)	22.06	3/3/2021	—	—
Lauren Sabella	21,875	28,125(1)	28.12	1/22/2020	8,333(2)	198,659
Executive VP,	5,800	25,138(1)	22.06	3/3/2021	7,734(4)	184,379
Commercial Development
Thomas C. Wessel, M.D., Ph.D.	37,500	—	21.42	11/3/2018	—	—
Chief Medical Officer (5)	4,468	—	20.59	3/2/2019	—	—
	4,921	—	22.06	3/3/2021	—	—
__________________________

(1)
Each of these options is subject to a four-year vesting schedule and vests in equal quarterly installments. The vesting commencement dates of such options are as follows: Dr. Cohen, January 1, 2008, January 1, 2009, January 1, 2010, June 9, 2010, and January 1, 2011, respectively; Mr. Lawrence, January 1, 2008, January 1, 2009, January 1, 2010 and January 1, 2011, respectively, Dr. Blight, January 1, 2008, January 1, 2009, January 1, 2010, January 1, 2011 and September 14, 2011, respectively; Ms. Wasman, January 1, 2008, January 1, 2009, January 1, 2010 and January 1, 2011, respectively, and Ms. Sabella, January 22, 2010 and January 1, 2011, respectively and Dr. Wessel, November 3, 2008, January 1, 2009 and January 1, 2011, respectively.

(2)
These restricted stock awards are subject to vesting over a four-year period as follows: 25% every year, with the vest dates of December 1, 2010, December 1, 2011, December 1, 2012, and December 1, 2013 for four (4) years.

(3)	These restricted stock awards are subject to vesting over a three-year period as follows: 33.3% every year, with the vest dates of June 8, 2011, June 8, 2012, and June 8, 2013 for three (3) years.

(4)
These restricted stock awards are subject to vesting over a four-year period as follows: 25% every year, with the vest dates of December 1, 2011, December 1, 2012, December 1, 2013, and December 1, 2014 for four (4) years.

(5)	Outstanding options exercisable through March 31, 2012.

The following table provides information on option exercises with respect to our common stock in 2011 by each of the Named Executive Officers.

2011 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ron Cohen, M.D.	120,000	$3,337,291	8,333	$193,159
President and Chief Executive Officer			10,938	253,543
			22,223	692,913
			12,500	289,750

David Lawrence M.B.A.	—	—	3,333	77,259
Chief Financial Officer			3,125	72,438
			3,438	79,693

Andrew R. Blight, Ph.D.	—	—	5,333	123,619
Chief Scientific Officer			3,750	86,925
			5,000	115,900

Jane Wasman, J.D.	—	—	5,000	115,900
Chief, Strategic Development,			4,688	108,668
General Counsel and Corporate Secretary			5,000	115,900

Lauren Sabella	—	—	2,579	59,781
Executive Vice President			8,333	193,159
Commercial Development

Thomas C. Wessel, M.D., Ph.D.	—	—	8,333	170,410
Chief Medical Officer			2,188	50,718
			866	20,074

Executive Employment Agreements

We have entered into employment agreements and arrangements with our executive officers, the terms of which are summarized below.

Chief Executive Officer.  We are a party to an employment agreement with Ron Cohen, M.D., that governs the terms and conditions of his employment as our President and Chief Executive Officer. The employment agreement originally provided for a base annual salary of $280,000, subject to annual increases and bonuses at the discretion of the Board. Dr. Cohen’s current base salary, as approved by the Board effective March 1, 2012, is $700,000. Dr. Cohen is eligible to receive annual performance-based stock options to purchase common stock, stock appreciation rights, and/or restricted stock in an amount recommended by the Compensation Committee and approved by the Board based on Dr. Cohen’s individual performance and the achievement of our goals and objectives.

Dr. Cohen’s employment agreement is subject to automatic successive one-year renewal periods unless either Dr. Cohen or we give the other written notice at least 60 days prior to the expiration date that Dr. Cohen or we do not intend to renew the contract. Dr. Cohen’s employment agreement has been renewed effective January 1, 2012 for a one-year period.

Other Named Executive Officers.  We are party to an employment agreement with Mr. Lawrence that governs the terms and conditions of his employment as our Chief Financial Officer. The employment agreement originally provided for a base annual salary of $180,000, subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His current base salary, as approved by the Board effective March 1, 2012, is $295,800.

We are party to an employment agreement with Dr. Blight that governs the terms and conditions of his employment as our Chief Scientific Officer. The employment agreement originally provided for a base annual salary of $215,000, subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His current base salary, as approved by the Board effective March 1, 2012, is $413,700.

We are party to an employment agreement with Ms. Wasman that governs the terms and conditions of her employment as our Chief, Strategic Development, General Counsel and Corporate Secretary. The employment agreement originally provided for a base annual salary of $225,000, subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Her current base salary, as approved by the Board effective March 1, 2012, is $445,000.

Pursuant to their employment agreements, Dr. Blight, Mr. Lawrence and Ms. Wasman are eligible to receive an annual bonus and to receive annual performance-based stock options to purchase common stock, stock appreciation rights awards and/or restricted stock awards of common stock in an amount to be recommended by the Compensation Committee and approved by the Board based on their respective performances and upon the achievement of our goals and objectives. Each of the employment agreements expires on December 19, 2012 but shall be automatically renewed for successive one year terms unless either we or they provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term.

Lauren Sabella, our Executive Vice President, Commercial Development, does not have an employment agreement with us.  Ms. Sabella was offered employment with us pursuant to a letter dated January 22, 2010, which governs some of the terms and conditions of her employment as our Executive Vice President, Commercial Development.  The offer letter originally provided for a base annual salary of $320,000, which is subject to annual increase pursuant to our annual merit increase review, and it entitles her to participate in our annual bonus program.  Her current base salary, as approved by the Board effective March 1, 2012, is 340,300.  Pursuant to the offer letter, upon the commencement of her employment, Ms. Sabella received 50,000 options to purchase shares of our common stock, vesting over a four-year period, and 25,000 restricted shares of our common stock, vesting annually over a three-year period.  Ms. Sabella is eligible to participate in our health and welfare benefit plans.  The offer letter does not provide for any severance payments or payments upon termination or change-in-control.  However, as discussed below, we have entered into a change-in-control agreement with Ms. Sabella.

Former Chief Medical Officer.  Tom Wessel, M.D., Ph.D., was our Chief Medical Officer until his resignation on September 30, 2011.  Dr. Wessel did not have an employment agreement with us.  Dr. Wessel was offered employment with us pursuant to a letter dated October 20, 2008, which governed some of the terms and conditions of his employment as our Chief Medical Officer until his resignation on September 30, 2011.  The offer letter originally provided for a base annual salary of $360,000, subject to annual increase pursuant to our annual merit increase review, and it entitled him to participate in our annual bonus program and equity compensation programs.  His 2011 base salary, as approved by the Board in March 2011, was $370,400.  Pursuant to the offer letter, upon the commencement of his employment, Dr. Wessel received 50,000 options to purchase shares of our common stock, vesting over a four-year period, and 25,000 restricted shares of our common stock, vesting annually over a three-year period.  Dr. Wessel was eligible to participate in our health and welfare benefit plans.  The offer letter did not provide for any severance payments or payments upon termination or change-in-control.  However, in connection with his resignation, we entered into a consulting agreement and a separation agreement with Dr. Wessel which provided him with certain compensation and benefits after his resignation.

Pursuant to Dr. Wessel’s consulting agreement, he agreed to provide us with up to 40 hours per month of consulting services, as reasonably requested by us, for a term beginning October 1, 2011 and ending on December 31, 2011.  Dr. Wessel agreed to assist us on matters for which he was responsible before his resignation, and with the transition of responsibility for those matters from Dr. Wessel to our new Chief Medical Officer.  In exchange for Dr. Wessel’s agreement to provide these services, during term of the consulting agreement:  (i) we paid him a consulting fee of $30,867 per month (which was equal to his monthly base salary immediately prior to his resignation), (ii) we allowed him to continue receiving the health and welfare benefits available to him when he was employed by us, and (iii) we allowed his unvested stock options and restricted stock awards to continue to vest and become exercisable according to their terms.

Pursuant to Dr. Wessel’s separation agreement, as of April 30, 2012, we will have paid Dr. Wessel an aggregate of $123,467 in severance, subject to legally required withholdings and deductions, for the four (4) month severance period beginning January 1, 2012 through and including April 30, 2012.  The severance was payable in equal, semi-monthly payments during the severance period (with the final payment due on April 30).  Pursuant to the separation agreement, we also paid the premiums for Dr. Wessel’s health and dental insurance during the severance period.  In exchange for these payments and certain outplacement services made available to Dr. Wessel under the separation agreement, he provided the Company with a general release of claims relating to his employment with the Company, and he also provided certain other covenants in favor of the Company relating to confidentiality, non-solicitation of Company employees, customers, suppliers, consultants or advisors, and cooperation,

Executive Officer Severance Agreements

The employment agreements with Dr. Cohen, Mr. Lawrence, Ms. Wasman, and Dr. Blight, described above under “Executive Employment Agreements,” provide for severance payments and other benefits if their employment is terminated under circumstances specified in those agreements.  Some of the benefits are greater if termination occurs after a “change in control” of Acorda, as defined in those agreements.

In 2011, our Compensation Committee, in collaboration with Company management and with the assistance of Arnosti Consulting, conducted a review of executive officer severance and change in control arrangements.  This review included in particular an analysis of the Company’s severance and change in control arrangements in comparison to the benefits made available to executives at peer companies.  Based on this review, the Compensation Committee determined that the Company’s then-existing executive officer severance and change in control arrangements were not competitive.  Accordingly, in 2011 we agreed to amend certain of the severance and change in control provisions in Dr. Cohen’s, Mr. Lawrence’s, Ms. Wasman’s and Dr. Blight’s employment agreements.  These agreements, and the 2011 amendments, are described below.  Based on this review, in 2011 we also entered into a change in control letter agreement with Lauren Sabella, our Executive Vice President, Commercial Development, who did not previously have any severance or change in control benefits.  Her change in control letter agreement is described below.

Chief Executive Officer.  Dr. Cohen’s employment agreement provides for severance payments and other benefits if his employment is terminated under circumstances specified in the agreement.  On June 21, 2011, the Company and Dr. Cohen entered into an amendment to the employment agreement to modify certain of his benefits if we terminate his employment without “cause” or he terminates his employment for “good reason,” as such terms are defined in the employment agreement.  The severance provisions of the agreement, and the 2011 amendments, are described below.

Pursuant to Dr. Cohen’s employment agreement, if we terminate his employment without cause, or if Dr. Cohen voluntarily terminates his employment for good reason, among other things:

•
We are obligated to make a severance payment to Dr. Cohen equal to his base annual salary for a specified severance period and to make COBRA premium payments for the same severance period.  Under the amendment to Dr. Cohen’s employment agreement, the specified severance period for these benefits was increased from 15 months to 24 months.

•
We are obligated to pay Dr. Cohen a bonus equal to his prior year’s bonus pro rated for the number of days in the relevant year prior to termination. Under the amendment to Dr. Cohen’s employment agreement, if the termination occurs following a “change in control” (as defined in the employment agreement), we agreed to increase the bonus to an amount equal to two (2) times the larger of (i) his prior year bonus, and (ii) his target annual bonus for the calendar year in which the termination occurs.

•	The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment.

•
All of his options, stock appreciation rights awards, and restricted stock awards would become immediately vested, and his vested options and stock appreciation rights awards would remain exercisable for 48 months following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit under our equity plans.

If Dr. Cohen’s employment terminates for death or disability, we are obligated to pay his base salary for three months and his COBRA premiums for the COBRA coverage period. This amount would be paid, in case of death, within thirty days after death and, in case of disability, in a lump sum in the seventh month after such termination. In either such event, 65% of his unvested options, rights awards, and restricted stock awards will become immediately vested, and his vested options and stock appreciation rights will remain exercisable for 48 months following such termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit under our equity plans.

If Dr. Cohen voluntarily terminates his employment without good reason following a “change in control” (as defined in his employment agreement), we are obligated to make severance payments equal to 12 months’ base annual salary and COBRA premium payments for the severance period and he is entitled to receive a bonus equal to his prior year’s bonus pro rated for the number of days worked prior to termination. The severance and bonus amounts would be paid in a lump sum in the seventh month after termination. In addition, if the “change in control” constitutes a “reorganization event” (as defined in the Company’s 2006 Employee Incentive Plan), 100% of his outstanding options, restricted stock and any other awards issued under the 2006 Employee Incentive Plan will become immediately vested; otherwise only 65% of his unvested awards will become immediately vested. All vested options and stock appreciation rights will remain exercisable for 48 months following termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit under our equity plans.

Under Dr. Cohen’s employment agreement, “cause” is defined to include specified acts of malfeasance committed by Dr. Cohen, but only after our Board of Directors has notified him of the malfeasance and he is given an opportunity to cure the particular situation, if cure is possible.  These acts include gross negligence, willful misconduct or fraud, in connection with performance of his duties to the Company; material breach of his employment agreement; or commission of an unlawful act that would have a material adverse effect on his performance of his duties or our reputation. “Good reason” is defined to include specified adverse changes in circumstances involving Dr. Cohen’s employment, but only after he has notified the Board of Directors of the circumstances and we are given an opportunity to cure.  These changes include a material salary reduction, a material diminution in responsibilities, a change that results in Dr. Cohen no longer reporting to the Board of Directors, a material change in work location, and our material breach of Dr. Cohen’s employment agreement.

Following his termination of employment, Dr. Cohen will remain subject to confidentiality, non-competition and non-solicitation covenants for one year in the case of non-competition and non-solicitation and five years in the case of confidentiality.

Other Named Executive Officers.  Dr. Blight’s, Mr. Lawrence’s, and Ms. Wasman’s employment agreements provide for severance payments and other benefits if their employment is terminated by us without “cause” or they terminate their employment for “good reason,” as such terms are defined in the employment agreements.  On November 7, 2011, we entered into an amendment to the employment agreement with each of these officers to modify certain of the benefits under those agreements.  The severance provisions of the agreements, and the 2011 amendments, are described below.  Also, on November 7, 2011, we entered into a change in control letter agreement with Lauren Sabella, our Executive Vice President, Commercial Development, which provides for severance payments and other benefits if her employment is terminated by us without “cause” or she terminates her employment for “good reason,”  Her change in control letter agreement is also described below.

Under the employment agreements, if we terminate Dr. Blight’s, Mr. Lawrence’s or Ms. Wasman’s employment without cause, or if one of them voluntarily terminates his or her employment with good reason, among other things:

•
We are obligated to make severance payments to the terminated officer equal to his or her base salary for a specified severance period and to make COBRA premium payments for the same severance period.  Under the amendments to the employment agreements, the severance period for all of these officers is 12 months (subject to earlier termination on the date on which the officer obtains other, comparable employment), increased from nine months in the case of Dr. Blight and increased from seven months in the case of Mr. Lawrence and Ms. Wasman. The salary continuation severance payments would be paid at the time of the Company’s standard payroll during the severance period, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law.

•
We are obligated to pay a bonus to the terminated officer equal to the officer’s target cash bonus for the year of termination, prorated based on the number of days in the calendar year elapsed as of the termination date.  Our obligation to pay a bonus under these circumstances was added by the 2011 amendments.  The bonus would be paid in the month following the month of termination of employment.

•
All options and stock appreciation rights awards that have vested as of the termination date shall remain exercisable for 90 days following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit under our equity plans.  All unvested options, stock appreciation rights awards and stock awards will be cancelled on the date of termination.

If Dr. Blight, Mr. Lawrence or Ms. Wasman voluntarily terminates his or her employment with good reason or if we terminate his or her employment without cause within 18 months after a “change in control” (as defined in their employment agreements), among other things:

•
We are obligated to make a severance payment to the terminated officer equal to his or her base salary for a specified severance period and to make COBRA premium payments for the same severance period.  Under the amendments to the employment agreements, the severance period for each of these officers is 24 months, increased from 12 months in the case of Dr. Blight and nine months in the case of Mr. Lawrence and Ms. Wasman.  The severance payment would be paid in a lump sum in the month after termination, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law., and the terminated officer would be entitled to the severance without regard to any subsequent employment.

•
We are obligated to pay a bonus equal to two (2) times the officer’s target bonus for the year of termination.  The bonus amount was increased by the 2011 amendments and was previously equal to the officer’s prior year bonus pro rated based on the number of days in the year elapsed as of the termination date.  The bonus would be paid in the month following the month of termination of employment.

•
If the “change in control” constitutes a “reorganization event” (as defined in the Company’s 2006 Employee Incentive Plan), 100% of the outstanding options and shares of restricted stock and any other awards issued under the 2006 Employee Incentive Plan then held by each such executive officer will become immediately vested; otherwise, not less than 50% of the unvested awards will become immediately vested. All vested options will remain exercisable for 18 months following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit under our equity plans. All unvested options, stock appreciation rights awards and stock awards will be cancelled on the date of termination.

Under Ms. Sabella’s change in control letter agreement, if she voluntarily terminates his or her employment with good reason or if we terminate his or her employment without cause within 18 months after a “change in control” (as defined in their employment agreements), among other things:

•
We are obligated to make a severance payment to her equal to her base salary for a 24 month severance period and to make COBRA premium payments for the same severance period.  The severance payment would be paid in a lump sum in the month after termination, and she would be entitled to the severance without regard to any subsequent employment.

•	We are obligated to pay a bonus equal to two (2) times her target bonus for the year of termination, payable in the month following the month of termination of employment.

•
If the “change in control” constitutes a “reorganization event” (as defined in the Company’s 2006 Employee Incentive Plan), 100% of the outstanding options and shares of restricted stock and any other awards issued under the 2006 Employee Incentive Plan then held by Ms. Sabella will become immediately vested; otherwise, not less than 50% of the unvested awards will become immediately vested. All vested options will remain exercisable for 18 months following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit under our equity plans. All unvested options, stock appreciation rights awards and stock awards will be cancelled on the date of termination.

Under our agreements with Dr. Blight, Mr. Lawrence, Ms. Wasman, and Ms. Sabella, in the case of any termination by us for “cause” or by the officer for “good reason” covered by those agreements, we are also obligated to pay salary earned but not paid through the date of termination, vacation and sick leave days that have accrued through the date of termination, and reimbursable business expenses incurred through the date of termination.

Under our agreements with Dr. Blight, Mr. Lawrence, Ms. Wasman, and Ms. Sabella, “cause” is defined to include specified acts of malfeasance committed by him or her.  These acts include gross negligence, willful misconduct, or fraud in connection with performance of his or her duties to us; material breach of his or her agreement or material failure to comply with our policies; or commission of any act of moral turpitude, theft, dishonesty or insubordination.  “Good reason” is defined to include specified adverse changes in circumstances involving the officer’s employment, but only after he or she notified us of the circumstances and we are given an opportunity to cure.  These changes include a material salary reduction, a material diminution in responsibilities, a material change in work location, and our material breach of the officer’s employment or change in control agreement, as applicable.

Thomas Wessel, M.D., Ph.D., was our Chief Medical Officer until his resignation on September 30, 2011.  While employed by us, he was not a party to any agreements with us that provided for any severance or other benefits upon a termination of his employment.  However, in connection with Dr. Wessel’s resignation, we entered into arrangements, described above under “Executive Employment Agreements,” that provided for certain payments and benefits to Dr. Wessel after his resignation.

Potential Payments Upon Termination or Change in Control

The following table and summary set forth potential payments payable to those Named Executive Officers who are eligible for such payments upon termination of employment or a change in control. The table below reflects amounts payable to such Named Executive Officers assuming their employment was terminated as of December 31, 2011.

Name and Principal Position	Benefit	Termination Without Cause or Voluntary Termination by Executive With Good Reason	Voluntary Termination by Executive Without Good Reason Following a Change in Control	Termination Without Cause or Voluntary Termination by Executive With Good Reason Following a Change in Control
Ron Cohen, M.D.	Salary	$1,280,000	$640,000	$1,280,000
President and Chief	Bonus	442,860	442,860	1,268,000
Executive Officer	Accrued paid time off	241,231		241,231
	Option and award acceleration	7,314,561	4,754,465	7,314,561
	Benefits continuation	48,568	48,568	48,568
	Total value:	9,085,989	5,885,893	9,911,129
David Lawrence M.B.A.	Salary	283,100(1)	—	566,200
Chief Financial Officer	Bonus	91,158	—	182,316
	Accrued paid time off	18,510		18,510
	Option and award acceleration	—	—	1,257,504
	Benefits continuation	24,284(1)	—	48,568
	Total value:	417,052	—	2,073,098
Andrew R. Blight, Ph.D.	Salary	358,300(1)	—	716,600
Chief Scientific Officer	Bonus	132,714	—	265,428
	Accrued paid time off	81,307		81,307
	Option and award acceleration	—	—	1,803,713
	Benefits continuation	8,004(1)	—	16,007
	Total value:	580,324	—	2,883,055
Jane Wasman, J.D.	Salary	391,500(1)	—	783,000
Chief, Strategic Development,	Bonus	148,457	—	296,914
General Counsel and Corporate Secretary	Accrued paid time off	103,898		103,898
	Option and award acceleration	—	—	1,853,760
	Benefits continuation	8,004(1)	—	16,007
	Total value:	651,859	—	3,053,579
Lauren Sabella	Salary	328,800(1)	—	657,600
Executive Vice President	Bonus	119,552	—	239,104
Commercial Development	Accrued paid time off	9,485		9,485
	Option and award acceleration	—	—	1,181,780
	Benefits continuation	1,746(1)	—	3,491
	Total value:	459,583	—	2,091,460
__________________________

(1)
Shall be reduced in the event the executive obtains other employment during the severance period, except that Dr. Cohen is entitled to retain payment of his base salary without regard to any subsequent employment he may obtain.

In connection with Dr. Wessel’s resignation on September 30, 2011, the Company paid him an aggregate of $250,470.  This amount consisted of:  $92,600 in consulting fees for the period from October 1, 2011 to December 31, 2011; $123,467 in severance payments during the fourth month period ending April 30, 2012 (and which amount includes the final severance payment, to be made on April 30, 2012); $14,458 in benefits continuation; and $19,945 in accrued paid time off.

Other Compensation

All of our executives are eligible to participate in our health and welfare benefit plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees. We have no current plans to make changes to the levels of benefits and perquisites provided to executives.

Compensation and Risk

We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on us.  Our compensation policies reflect a balanced approach using both quantitative and qualitative assessments of performance without unduly emphasizing any particular performance measure.  The annual compensation of our executive officers and other employees consists of base salary, cash bonus, and equity awards.  Base salaries do not encourage risk taking because their amount is fixed.  An executive officer’s annual cash bonus is 80% based on Company performance criteria (100% in the case of Ron Cohen, M.D., our President and Chief Executive Officer).  The Company operates as one unit, and there are no separate business unit incentives.  We believe the annual cash bonuses appropriately balance risk and our desire to focus employees on annual goals important to our success.  Also, our executive officers are paid a significant portion of their compensation in the form of equity awards that align the interests of our officers with the interests of our stockholders.  These equity awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the value of the Company’s stock.  Equity grants vest over a period of several years so that the eventual value, if any, of this compensation is tied to the long-term performance of our stock.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently determines the compensation levels of our executive officers as described above. No member of our Compensation Committee is or has been one of our officers or employees.  Also, none of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer has served as a member of our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of beneficial ownership of common stock (Forms 3, 4, and 5) with the SEC.  Officers, directors, and greater-than-10% stockholders are required to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of Forms 3, 4 and 5, and amendments thereto, received by us during or with respect to the year ended December 31, 2011, all filings applicable to our officers, directors, greater-than-10% stockholders and other persons subject to Section 16 of the Securities Exchange Act of 1934 were timely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2011, we did not engage in any transactions with our directors or executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of these persons.

Through approval by the Audit Committee, the Board has adopted a written policy setting forth procedures to be followed in connection with the review, approval or ratification of “related party transactions.” “Related party transaction” refers to any transaction, arrangement or relationship (except as noted below) in which we or our subsidiaries are a participant, where the amount involved is expected to exceed $10,000, and in which any of the following has a direct or indirect material interest: any director or director nominee, executive officer, beneficial owner of more than 5% of our common stock or their immediate family members, or any entity in which any of the foregoing is employed, is a general partner or principal, owns beneficially more than 5% or, in the case of a non-profit organization, has a substantial relationship. Related party transactions exclude (i) compensation of directors and executive officers that is required to be disclosed in our SEC filings, (ii) certain transactions below a defined threshold with entities in which the related party is not an executive officer and does not beneficially own at least 10%, (iii) transactions in which the related party’s benefit is proportionate to other stockholders, and (iv) certain charitable contributions below a defined threshold.

The Audit Committee is responsible for the review and, as applicable, approval or ratification of all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party and the extent of the related party’s interest in the transaction.

If the Audit Committee decides not to approve a transaction, the Committee will notify the CEO and President and the General Counsel, who will ensure that the transaction is not entered into unless the concerns expressed by the Committee are addressed to its satisfaction. If the Audit Committee decides not to ratify a transaction, it will also notify the CEO and President and the General Counsel and provide its recommendation for how to address such transaction (including if necessary and possible, terminating the transaction), and such officers will implement the Audit Committee’s decision.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to: (1) the Company’s accounting and financial reporting principles and policies and its internal controls and procedures; (2) the Company’s financial statements and financial information to be provided to the stockholders; and (3) the independence, qualifications and performance of the Company’s independent auditors and the independent audit.

The Audit Committee is comprised of Messrs. Smith (Chair), Randall and Rauscher, each of whom has been determined independent by the Board. In addition, based upon their background and experience, all of Messrs. Smith, Randall, and Rauscher qualify as audit committee financial experts. The Board has adopted a written charter for the Audit Committee, which can be viewed on the Company’s website at www.acorda.com, under “Investors—Corporate Profile—Corporate Governance—Committee Charters.”

Ernst & Young LLP was the principal accountant engaged to audit the financial statements of the Company for the year ended December 31, 2011. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee discussed with Ernst & Young LLP the firm’s independence, and received from Ernst & Young LLP the written disclosures and the letter concerning independence as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Ian Smith
Lorin J. Randall

Steven Rauscher

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

Ratification of Appointment of Ernst & Young LLP

The Audit Committee appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2012.  The affirmative vote of a majority of the shares present in person or by proxy and voting at the 2012 Annual Meeting is required to ratify the selection of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the 2012 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL TWO.

Dismissal of KPMG

KPMG LLP was the principal accounting firm engaged to audit the financial statements of the Company for the year ended December 31, 2009. On March 18, 2010, KPMG LLP was notified that the Audit Committee had determined to dismiss KPMG LLP as the Company’s independent registered public accounting firm.

During the Company’s two fiscal years ended December 31, 2009, and the subsequent interim period through March 18, 2010, there were no (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events as such term is defined in Item 304(a)(1)(v) of SEC Regulation S-K.

The audit reports of KPMG LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided KPMG LLP with a copy of the foregoing disclosures and requested that KPMG LLP review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of SEC Regulation S-K. A copy of KPMG LLP’s letter to the Securities and Exchange Commission was attached as an exhibit to the Current Report on Form 8-K filed by the Company on March 23, 2010.

On March 18, 2010, the Audit Committee appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2010, and the Company’s stockholders ratified that appointment at our 2010 Annual Meeting. Ernst & Young was subsequently appointed to serve as our independent auditors for the fiscal year ending December 31, 2011, and the stockholders ratified that appointment at our 2011 Annual Meeting.  During the fiscal years ended December 31, 2009 and December 31, 2008, and the subsequent interim period through March 18, 2010 (the date of the initial engagement of Ernst & Young LLP), neither the Company, nor any person acting on its behalf, consulted Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of SEC Regulation S-K.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Ernst & Young LLP for 2011 and 2010 in connection with audit and other services rendered during the past two fiscal years.

Type of Fee	2011	2010
Audit Fees(1)	$618,983	$558,080
Audit-Related Fees	—	—
Tax Fees	30,000	—
All other fees	—	—
Total Fees for Services Provided	$648,983	$558,080
__________________________

(1)
Audit fees represent fees for professional services rendered for the audit of our financial statements, audit of internal control over financial reporting, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings.

Pre-approval Policies and Procedures

Our Audit Committee Charter provides that the Audit Committee must pre-approve all services provided to the Company by the independent auditor. All of the fees in the above table were approved by the Audit Committee.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED

EXECUTIVE OFFICER COMPENSATION

We are asking you to vote, in advisory (non-binding) manner, to approve the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables.

Before you vote on this proposal, we urge you to read the Compensation Discussion and Analysis and the executive compensation information (including the compensation tables and the accompanying footnotes and narrative) set forth earlier in this Proxy Statement.  As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that is designed to tie annual and long-term compensation to the achievement of established goals and to align executives’ incentives with the creation of value for our stockholders.  Our compensation program is also designed to attract and retain highly talented, qualified executives who are dedicated to our mission and culture.  We believe our compensation philosophy and objectives support our business strategy and align the interests of our executives and our stockholders.  We also believe that our compensation program does not encourage excessive risk-taking by management.

For these reasons, the Board is asking stockholders to support this proposal.  This is an advisory vote and the results will not be binding.  However, we, our Board, and the Compensation Committee value the views of our stockholders and will consider the outcome of the vote when making future decisions on the compensation of our Named Executive Officers and on our executive compensation principles, policies, and procedures.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2012 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2012 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about shares of our common stock that may be issued under our 1999 Employee Stock Option Plan and our 2006 Employee Incentive Plan.  As reflected in the table, we do not have any equity compensation plans under which shares of our common stock may be issued that were not approved by our stockholders.  Information in the table is as of December 31, 2011.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2) (c)
Equity compensation plansapproved by stockholders	4,792,788	$21.31	1,980,959
Equity compensation plans notapproved by stockholders	0	0	0
Total	4,792,788	$21.31	1,980,959

(1)
The number of shares disclosed in this column includes 554,124 shares of our Common Stock that are issuable upon the exercise of stock options outstanding under our 1999 Employee Stock Option Plan and 4,238,664 shares of our Common Stock that are issuable upon the exercise of stock options outstanding under our 2006 Employee Incentive Plan.

(2)
The shares of common stock disclosed in this column are available for issuance under our 2006 Employee Incentive Plan.  The total number of shares of our common stock that are available for issuance under our 2006 Employee Incentive Plan automatically increases on January 1 of each year during the term of the Plan.  Pursuant to the Plan, the increase is equal to 4% of the total number of issued and outstanding shares of our common stock, unless otherwise determined by our Board.  The information in the table above is provided as of December 31, 2011, and therefore does not reflect the automatic increase that was effective as of January 1, 2012.

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, annual reports and notices of annual meeting and internet availability with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders.

Stockholders residing in the same household who hold their shares through a broker may receive only one Notice of Annual Meeting and Internet Availability (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their broker. This practice of sending only one copy of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker. If you would like to receive a separate copy of this year’s Proxy Statement, Annual Report, or Notice of Annual Meeting and Internet Availability, please contact our investor relations department at 15 Skyline Drive, Hawthorne, New York 10532, telephone number (914) 347-4300, and we will promptly deliver the requested materials.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2013 Annual Meeting of Shareholders, by submitting their proposals to us no later than the 120th day prior to the anniversary of the date of these proxy materials, December 27, 2012. Any proposal so submitted must comply with the rules of the Securities and Exchange Commission.

If you want to nominate a director or make a proposal for consideration at next year’s annual meeting without having the proposal included in our proxy materials, you must comply with the current advance notice provisions and other requirements set forth in our Bylaws. Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 15 Skyline Drive, Hawthorne, NY 10532, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal on or after February 6, 2013 and prior to March 8, 2013, unless the date of the 2013 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days from the anniversary date of the 2012 Annual Meeting.

Under our Bylaws and as permitted by the rules of the Securities and Exchange Commission, certain procedures are provided that a stockholder must follow to nominate persons for election to our Board or to introduce an item of business at an Annual Meeting of Stockholders. A stockholder nominating a director candidate or introducing an item of business must be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at the relevant meeting. Additionally, a director nomination or item of business must comply with the requirements as to form imposed by Sections 1.10(b) and 1.11(b), respectively, of our Bylaws.

We will have discretionary authority to vote on any stockholder proposals presented at our 2013 Annual Meeting that do not comply with the notice and other requirements as described above.

The chairman of our annual meetings has the power to determine whether a nomination or other business is properly brought before an annual meeting.  The chairman of such meetings may refuse to allow the nomination of any person or the transaction of any business not in compliance with the requirements described above.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2011, is enclosed or being made available with this Proxy Statement. We filed our Annual Report on Form 10-K with the SEC on February 28, 2012. Stockholders may obtain a copy of our Annual Report on Form 10-K, including the financial statements, without charge, by writing to our investor relations department at our principal executive office located at 15 Skyline Drive, Hawthorne, New York 10532. Our Annual Report on Form 10-K and the other filings that we make with the SEC can also be accessed on our website at www.acorda.com. We will also furnish any exhibit to our Annual Report on Form 10-K, as amended, if specifically requested.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors and officers and other employees and that is intended to meet the definition of “code of ethics” as set forth in the Item 406 of  SEC’s Regulation S-K. Any waiver of our Code of Ethics for executive officers, senior financial officers or directors requires the express written approval of the Board or the Audit Committee. To the extent required by applicable law, we will promptly disclose to our stockholders any amendments to or waivers from our Code of Ethics granted to any of our executive officers, senior financial officers or directors. We intend to satisfy SEC disclosure requirements regarding amendments to or waivers from the Code of Ethics by posting the required disclosures on our website.  Our Code of Ethics, and any such disclosures of amendments or waivers, can be accessed on our website at www.acorda.com.

Please submit your proxy whether or not you plan to attend the 2012 Annual Meeting.

By the Order of the Board of Directors,

Jane Wasman Chief, Strategic Development, General Counsel and Corporate Secretary

ACORDA®
THERAPEUTICS

ACORDA THERAPEUTICS, INC.
15 SKYLINE DRIVE
HAWTHORNE, NY 10532

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Barry Greene 02 Ian Smith

The Board of Directors recommends you vote FOR proposals 2. and 3.

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐
Please indicate if you would like to keep your vote confidential under the current policy	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000141989_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at www.proxyvote.com.

ACORDA THERAPEUTICS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 6, 2012

The undersigned stockholder of Acorda Therapeutics, Inc. (the "Company") hereby constitutes and appoints Ron Cohen and Jane Wasman his or her true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Westchester Marriott, 670 White Plains Road, Tarrytown, New York 10591 at 10:00 a.m., local time, on June 6, 2012 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000141989_2 R1.0.0.11699